EXHIBIT 10.1

Essex Portfolio, L.P.

$150,000,000 4.36% Senior Guaranteed Notes,  due March 31, 2016

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Note Purchase Agreement
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Dated as of March 31, 2011

(Not a part of the Agreement)

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Schedule A	—	Information Relating to Purchasers
Schedule B	—	Defined Terms
Schedule 2.3	—	Affiliate Guarantors
Schedule 5.3	—	Disclosure Materials
Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
Schedule 5.15	—	Existing Indebtedness
Exhibit 1	—	Form of 4.36% Senior Guaranteed Note, due March 31, 2016

Exhibit 2.2	—	Form of Parent Guaranty
Exhibit 2.3(a)	—	Form of Affiliate Guaranty
Exhibit 9.7	—	Form of Opinion
Exhibit 13	—	Form of Paying Agent Agreement

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Essex Portfolio, L.P.

925 East Meadow Drive

Palo Alto, CA 94303

$150,000,000 4.36% Senior Guaranteed Notes,  due March 31, 2016

Dated as of March 31, 2011

To Each of the Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

Essex Portfolio, L.P., a California limited partnership (the "Company"), and Essex Property Trust, Inc., a Maryland corporation operating as a real estate investment trust (the "Parent Guarantor", the Parent Guarantor and the Company being herein sometimes collectively referred to as the "Obligors"), jointly and severally, agree with each of the purchasers whose names appear at the end hereof (each, a "Purchaser" and, collectively, the "Purchasers") as follows:

Section 1.              Authorization of Notes.

Section 1.1. Notes.  The Company will authorize the issue and sale of $150,000,000 aggregate principal amount of its 4.36% Senior Guaranteed Notes, due March 31, 2016 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13).  The Notes shall be substantially in the form set out in Exhibit 1.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.2. Changes in Interest Rate.  (a) If at any time a Below Investment Grade Event occurs, then as of such date to and until the date such Below Investment Grade Event no longer exists, the Notes shall bear interest at the Adjusted Interest Rate; provided that, the failure of the Company to receive and deliver to the holders of the Notes a rating pursuant to Section 9.9 shall be deemed a Below Investment Grade Event; provided, further, that, following the receipt and delivery to the holders of the Notes of each rating pursuant to Section 9.9 the Adjusted Interest Rate applicable thereafter shall be determined in accordance with such then current rating; provided further that during the continuance of an Event of Default, Notes shall bear interest at the Default Rate as stated in the Note.

(b)     Upon the occurrence of a Below Investment Grade Event, the Company shall promptly, and in any event within five (5) business days thereafter, notify the holders of the Notes in writing, sent in the manner provided in Section 18, that a Below Investment Grade Event has occurred, which written notice shall be accompanied by evidence reasonably satisfactory to the Required Holders to such effect and certifying the interest rate to be payable in respect of the Notes in consequence thereof.

Essex Portfolio, L.P.	Note Purchase Agreement

(c)     Each holder of a Note shall, at the Company's expense, use reasonable efforts to cooperate with any reasonable request made by the Company in connection with any rating appeal or application.

(d)     The fees and expenses of any Rating Agency and all other costs incurred in connection with obtaining, affirming or appealing a rating of senior unsecured long-term debt of the Parent Guarantor pursuant to this Section 1.2 shall be borne by the Company.

(e)     As used herein, "Adjusted Interest Rate" means, the stated interest rate on the Notes increased by 100 basis points (1.00%) to 5.36% per annum.

(f)     As used herein, a "Below Investment Grade Event" shall occur if the then most recent senior unsecured long-term debt rating of the Parent Guarantor from any Rating Agency that is in full force and effect (not having been withdrawn) is not equal to or better than Investment Grade, provided that, the failure of the Company to receive and deliver to the holders of the Notes a rating pursuant to Section 9.9 shall be deemed a rating of less than Investment Grade by a Rating Agency; provided further, that in the event that the Parent Guarantor has a rating on its senior unsecured long term debt provided by (a) both Moody's and S&P, (b) both Moody's and Fitch, (c) both S&P and Fitch, or (d) each of Moody's, S&P and Fitch, and there is a difference in rating between such Rating Agencies, the Below Investment Grade Event shall be determined on the lower rating; provided further, that in the event that fewer than two of Moody's, S&P and Fitch continue to provide ratings of senior unsecured long term debt, the Company and the Required Holders shall undertake in good faith to select another rating agency to rate the senior unsecured long term debt of the Parent Guarantor or an alternative method to measure the credit quality of the Parent Guarantor to preserve the intent and purpose hereof and to enter into any amendment hereof to reflect the same rating.

Section 2.              Sale and Purchase of Notes.

Section 2.1. Purchase and Sale of Notes.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2. Parent Guaranty.  The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Parent Guarantor pursuant to the guaranty agreement substantially in the form of Exhibit 2.2 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the "Parent Guaranty").

Essex Portfolio, L.P.	Note Purchase Agreement

Section 2.3. Affiliate Guaranties.  (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the entities identified on Schedule 2.3 (together with any additional Subsidiary who delivers a guaranty pursuant to Section 9.7, the "Affiliate Guarantors") pursuant to the guaranty agreement substantially in the form of Exhibit 2.3(a) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the "Affiliate Guaranty").

(b)     The holders of the Notes acknowledge and agree that any Affiliate Guarantor shall be automatically discharged and released from the Affiliate Guaranty to which it is a party pursuant to the written request of the Company, provided that (i) such Affiliate Guarantor has been released and discharged as an obligor, borrower and guarantor under and in respect of all Indebtedness under the Revolving Credit Agreement and the Company so certifies to the holders of the Notes in a certificate which accompanies such request for release and discharge, (ii) at the time of such release and discharge, no amounts shall be due and owing under such Affiliate Guaranty, and (iii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes to the effect that no Default or Event of Default exists.

(c)     The Parent Guarantor and the Company agree that they will not, nor will they permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Parent Guarantor or the Company or of any Affiliate Guarantor as consideration for or as an inducement to the entering into by any such creditor of any release or discharge of any Affiliate Guarantor with respect to any liability of such Affiliate Guarantor as an obligor or guarantor under or in respect of Indebtedness under the Revolving Credit Agreement, unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding; provided, however, that, for the avoidance of doubt, this Section 2(c) shall not restrict the ability of the Parent Guarantor, the Company or any Subsidiary or Affiliate to make a payment on Indebtedness outstanding under the Revolving Credit Agreement or a guaranty thereof.

Section 3.              Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 A.M. Chicago time, at a closing (the "Closing") on March 31, 2011 or on such other Business Day thereafter on or prior to April 1, 2011 as may be agreed upon by the Company and the Purchasers.  At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to account No. 4159298298 for credit to Essex Portfolio L.P., Attention: Mike Dance, at Wells Fargo Bank, 420 Montgomery St., San Francisco, CA 94104, ABA/ACH Routing No.: 121 000 248.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 4.              Conditions to Closing.

Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties.  (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

(b)     The representations and warranties of the Parent Guarantor in the Parent Guaranty shall be correct when made and at the time of the Closing.

(c)     The representations and warranties of each Affiliate Guarantor in the Affiliate Guaranty shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default.  (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

(b)     The Parent Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement or the Parent Guaranty required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Parent Guarantor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

(c)     Each Affiliate Guarantor shall have performed and complied with all agreements and conditions contained in the Affiliate Guaranty required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 4.3. Compliance Certificates.

(a)     Officer's Certificate.  The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2(a) and 4.9 have been fulfilled.

(b)     Parent Guarantor Officer's Certificate. The Parent Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1(b), 4.2(b) and 4.9 have been fulfilled.

(c)     Affiliate Guarantor Officer's Certificate. Each Affiliate Guarantor shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions set forth in Section 4.1(c), 4.2(c) and 4.9 have been fulfilled.

(d)     Secretary's Certificate.  The Company shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

(e)     Parent Guarantor Officer's Certificate. The Parent Guarantor shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of the Closing, certifying as to the resolutions attached thereto and other legal proceedings relating to the authorization, execution and delivery of this Agreement and the Parent Guaranty.

(f)     Affiliate Guarantor Secretary's Certificate.  Each Affiliate Guarantor shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of the Closing, certifying as to the resolutions attached thereto and other legal proceedings relating to the authorization, execution and delivery of the Affiliate Guaranty.

(g)     Certificates.  The certificates provided under this Section 4.3 may be combined and delivered as one or more certificates.

Section 4.4. Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Baker & McKenzie LLP, independent counsel for the Company, the Parent Guarantor and the Affiliate Guarantors, and Jordan E. Ritter, Esq., general counsel for the Company and the Parent Guarantor, collectively, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company and the Parent Guarantor hereby instruct their counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted by Applicable Law, Etc.  On the date of the Closing such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 4.6. Sale of Other Notes.  Contemporaneously with the Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Notes to be purchased by it at the Closing as specified in Schedule A hereto.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number.  A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9. Changes in Legal Structure.  The Company, the Parent Guarantor and the Affiliate Guarantors shall not have changed their respective jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

Section 4.10. Agreements.  (a) The Parent Guaranty shall have been executed and delivered by the Parent Guarantor and shall be in full force and effect.

(b)     The Affiliate Guaranty shall have been executed and delivered by the Affiliate Guarantors as of the date of the Closing and shall be in full force and effect.

(c)     The Paying Agent Agreement shall be in full force and effect.

Section 4.11. Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank's ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.12. Proceedings and Documents.  All legal and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 5.              Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority.  The Company is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary legal action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure.  The Company and the Parent Guarantor, through their agent, Mitsubishi UFJ Securities (USA), Inc., has delivered to each Purchaser a copy of a Confidential Information Memorandum dated February, 2011 (the "Memorandum"), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Guarantor, the Company and their respective Subsidiaries.  This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company and the Parent Guarantor in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements referred to in Section 5.5, (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to March 8, 2011 being referred to, collectively, as the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Since December 31, 2009, there has been no change in the financial condition, operations, business or properties of the Parent Guarantor, the Company or their respective Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Parent Guarantor or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) as of March 25, 2011 (since which date there have been no Material changes) of the Subsidiaries of the Parent Guarantor and the Company, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of the Equity Interests outstanding owned by the Parent Guarantor, the Company, and each other Subsidiary, (ii) of the Parent Guarantor's and the Company's Affiliates, other than Subsidiaries, and (iii) of the Parent Guarantor's and the Company's directors, trustees and senior officers.

(b)     All of the outstanding Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Guarantor or the Company and their respective Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent Guarantor or another Subsidiary free and clear of any Encumbrance (except as otherwise disclosed in Schedule 5.4).

(c)     Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other legal power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)     No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor, the Company or any of their respective Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities.  The Parent Guarantor's report on Form 10-K for the fiscal year ended December 31, 2010 contains consolidated financial statements of the Parent Guarantor.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor and its Subsidiaries (including, without limitation, the Company) as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Parent Guarantor, the Company and their Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 5.6. Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Encumbrance in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter, by-laws, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is bound or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries.

Section 5.7. Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority, including, without limitation, matters disclosed in Form 10-Q or Form 10-K filings of the Parent Guarantor that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)     Neither the Company nor any of its Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes.  The Parent Guarantor, the Company and their respective Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor, the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  Neither the Parent Guarantor nor the Company knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Parent Guarantor, the Company and their respective Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Parent Guarantor, the Company and their respective Subsidiaries are not subject to any incomplete audit.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 5.10. Title to Property; Leases.  The Parent Guarantor, the Company and their respective Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent Guarantor, the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Encumbrances prohibited by this Agreement, except for any failure to have such title as is disclosed in the Parent Guarantor's most recent annual report on Form 10-K, none of which could reasonably be expected to have a Material Adverse Effect.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc.  Except, in the case of subsections (a), (b) and (c) below, as could not reasonably be expected to have a Material Adverse Effect, (a) the Parent Guarantor, the Company and their respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto without known conflict with the rights of others;

(b)     to the best knowledge of the Company, no product of the Parent Guarantor, the Company or any of their respective Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person;

(c)     to the best knowledge of the Company, there is no violation by any Person of any right of the Parent Guarantor, the Company or any of their respective Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Parent Guarantor, the Company or any of their respective Subsidiaries.

Section 5.12. Compliance with ERISA.  (a)  None of the Parent Guarantor, the Company, or their ERISA Affiliates sponsors, maintains or contributes to (or has sponsored, maintained or contributed to in the last five years) any Plan that is subject to Section 412 of the Code or Title IV of ERISA.

(b) The Parent Guarantor, the Company and each ERISA Affiliate have operated and administered each Plan (excluding Multiemployer Plans) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Parent Guarantor, the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I of ERISA or the penalty or excise tax provisions of the Code or ERISA relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Parent Guarantor, the Company or any ERISA Affiliate, or in the imposition of any Encumbrance on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I of ERISA or to such penalty or excise tax provisions, other than such liabilities as would not be individually or in the aggregate Material.

Essex Portfolio, L.P.	Note Purchase Agreement

(c)     The Parent Guarantor, the Company and their ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)     The expected postretirement benefit obligation (determined as of the last day of the Parent Guarantor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent Guarantor, the Company and their Subsidiaries is not Material.

(e)     The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.  The representation by the Parent Guarantor and the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company.  Neither the Parent Guarantor, the Company nor anyone acting on its or their behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 50 Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Parent Guarantor, the Company nor anyone acting on its or their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations.  (a) The Company will apply the proceeds of the sale of the Notes for direct and indirect investments in real estate and for general corporate purposes, including the repayment of debt and the funding of development and redevelopment activities.  No part of the proceeds of the sale of the Notes shall be used directly or indirectly (i) to finance or refinance dealings or transactions with any Person described or designated in the Specially Designated Nationals and Blocked Person List (the "SDN List") of the Office of Foreign Asset Control ("OFAC") or in Section 1 of the Anti-Terrorism Order or is otherwise a Person officially sanctioned by the United States of America pursuant to the OFAC Sanctions Laws or by any other Governmental Authority pursuant to any applicable Anti-Money Laundering Laws, Anti-Corruption Laws or other Applicable Laws of similar substance or any Applicable Laws similar in Substance to the Foreign Activities Laws or (ii) for any purpose that is otherwise in violation of the Trading with the Enemy Act, the OFAC Sanctions Laws, the USA Patriot Act or CISADA (collectively, the "Foreign Activities Laws") or any applicable Anti-Money Laundering Laws, Anti-Corruption Laws or other Applicable Laws of similar substance or any Applicable Laws similar in substance to the Foreign Activities Laws.

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(b)     No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens.  (a) Schedule 5.15 sets forth a complete and correct description of all outstanding Indebtedness of the Parent Guarantor, the Company and their respective Subsidiaries as of the date of the Closing (including a description of the principal amount outstanding and collateral therefor, if any, and guaranty thereof, if any).  Neither the Parent Guarantor, the Company nor any of their respective Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent Guarantor, the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent Guarantor, the Company or any of their respective Subsidiaries the outstanding principal amount of which exceeds $20,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)     Except as provided in the agreements and documents for the Indebtedness described in Schedule 5.15, neither the Parent Guarantor, the Company nor any of their respective Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to an Encumbrance which, individually or in the aggregate, is Material.

(c)     Neither the Parent Guarantor, the Company nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent Guarantor, the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Parent Guarantor, the Company or any of their respective Subsidiaries, except as referred to in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc.  (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate or will cause the Purchasers to violate any of the regulations administered or enforced by OFAC (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (including but not limited to the International Emergency Economic Powers Act) (collectively, the "OFAC Sanctions Laws").

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(b)     Neither the Parent Guarantor, the Company nor any Subsidiary (i) is a Person described or designated in the SDN List or is otherwise a Person officially sanctioned by the United States off America pursuant to the OFAC Sanctions Laws or by any other Governmental Authority pursuant to Applicable Laws similar in substance to the Foreign Activities Laws, (ii) knowingly (as such term is defined in Section 101(6) of CISADA) engages in any dealings or transactions with any such Person, where such dealings or transactions would result in any Purchaser being in violation of the Foreign Activities Laws, (iii) engages in any dealings or transactions with any  Person in violation of any Anti-Money Laundering Laws, Anti-Corruption Laws or other Applicable Laws of similar substance or any Applicable Laws similar in substance to the Foreign Activities Laws or (iv) engages in any dealings or transactions with any Person where such dealings or transactions would result in any Purchaser being in violation of any Anti-Money Laundering Laws, Anti-Corruption Laws or other Applicable Laws of similar substance or any Applicable Laws similar in substance to the Foreign Activities Laws.  The Parent Guarantor, the Company and their respective Subsidiaries are in compliance, in all material respects, with the Foreign Activities Laws, the United States Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), the anti-money laundering laws in the jurisdictions where they are located and/or conducting business (the "Anti-Money Laundering Laws"), the anti-corruption laws in the jurisdictions where they are located and/or conducting business (collectively, the "Anti-Corruption Laws") and other Applicable Laws of similar substance or any Applicable Laws similar in substance to the Foreign Activities Laws, in each case, to the extent such laws apply to the Parent Guarantor, the Company or any such Subsidiary.

(c)     No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

Section 5.17. Status under Certain Statutes.  Neither the Parent Guarantor, the Company nor any of their respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.18. Notes Rank Pari Passu.  The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of the Company, including, without limitation, all unsecured Senior Indebtedness of the Company described in Schedule 5.15 hereto.

Section 5.19. Environmental Matters.  (a) Neither the Parent Guarantor, the Company nor any of their respective Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Parent Guarantor, the Company or any of their respective Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

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(b)     Neither the Parent Guarantor, the Company nor any of their respective Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)     Neither the Parent Guarantor, the Company nor any of their respective Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)     All buildings on all real properties now owned, leased or operated by the Parent Guarantor, the Company or any of their respective Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.20. REIT Status.  The Parent Guarantor has taken all action necessary to qualify as a real estate investment trust under the Code for the taxable years of the Parent Guarantor ended December 31, 2007, 2008, 2009 and 2010 and has not taken any action which would prevent it from maintaining such qualification at all times during the term of this Agreement.  Each Subsidiary of the Parent Guarantor that is treated as a corporation for U.S. federal income tax purposes is either (i) a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code or (ii) a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code.

Section 6.              Representations of the Purchasers.

Section 6.1. Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

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Section 6.2. Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)      the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

(b)      the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)      the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as have been disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)     the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

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(e)     the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)     the Source is a governmental plan; or

(g)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.              Information as to the Company.

Section 7.1. Financial and Business Information.  The Parent Guarantor shall deliver to each holder of Notes that is an Institutional Investor:

(a)     Quarterly Statements — within 45 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Parent Guarantor's Quarterly Report on Form 10-Q (the "Form 10-Q") with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Parent Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i)     a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such quarter, and

(ii)    consolidated and combined statements of operations, shareholders' equity, partners' capital and cash flows of the Parent Guarantor and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

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setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent Guarantor and the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Parent Guarantor's Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); provided, further, that the Parent Guarantor shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on "EDGAR" and on its home page on the worldwide web (at the date of this Agreement located at: http://www.essexpropertytrust.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as "Electronic Delivery");

(b)     Annual Statements — within 90 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Parent Guarantor's Annual Report on Form 10-K (the "Form 10-K") with the SEC regardless of whether the Parent Guarantor is subject to the filing requirements thereof) after the end of each fiscal year of the Parent Guarantor, duplicate copies of,

(i)     a consolidated balance sheet of the Parent Guarantor and its Subsidiaries, as at the end of such year, and

(ii)    consolidated and combined statements of operations, shareholders' equity, partners' capital and cash flows of the Parent Guarantor and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States), and that such audit provides a reasonable basis for such opinion in the circumstances and that such audit is not subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit, provided that the delivery within the time period specified above of the Parent Guarantor's Form 10-K for such fiscal year (together with the Parent Guarantor's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Parent Guarantor shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

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(c)     SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent Guarantor, the Company or any of their respective Subsidiaries to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability or to its public securities holders generally) and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent Guarantor, the Company or any of their respective Subsidiaries with the SEC and of all press releases and other statements made available generally by the Parent Guarantor, the Company or any of their respective Subsidiaries to the public concerning developments that are Material;

(d)     Notice of Default or Event of Default — promptly, and in any event within ten Business Days after a Responsible Officer of the Parent Guarantor or the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)     ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Guarantor, the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)      with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)     the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Guarantor, the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Parent Guarantor, the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Encumbrance on any of the rights, properties or assets of the Parent Guarantor, the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Encumbrance, taken together with any other such liabilities or Encumbrances then existing, could reasonably be expected to have a Material Adverse Effect;

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(f)      Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Guarantor, the Company or any of their respective Subsidiaries from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g)     Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor, the Company or any of their respective Subsidiaries (including actual copies of the Parent Guarantor's Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes or relating to the ability of the Parent Guarantor to perform its obligations hereunder and under the Parent Guaranty, in each such case as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2. Officer's Certificate.  Each set of quarterly and annual financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent Guarantor and the Company setting forth (which, in the case of Electronic Delivery of such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)     Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Parent Guarantor and the Company were in compliance with the requirements of Sections 10.1 through 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)     Event of Default — a statement that such Senior Financial Officer of the Parent Guarantor and the Company has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Guarantor, the Company or their respective Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent Guarantor, the Company or any of their respective Subsidiaries to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent Guarantor or the Company shall have taken or proposes to take with respect thereto.

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Section 7.3. Visitation.  The Parent Guarantor and the Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)     No Default — if no Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent Guarantor and the Company, to visit the principal executive office of the Parent Guarantor or the Company, as the case may be, to discuss the affairs, finances and accounts of the Parent Guarantor, the Company and their respective Subsidiaries with the Parent Guarantor's and the Company's officers, and with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent Guarantor, the Company or each of their respective Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)     Default — if an Event of Default then exists, at the expense of the Parent Guarantor and the Company to visit and inspect any of the offices or properties of the Parent Guarantor, the Company or any of their respective Subsidiaries to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each of the Parent Guarantor and the Company authorize said accountants to discuss the affairs, finances and accounts of the Parent Guarantor, the Company and their respective Subsidiaries), all at such times and as often during regular business hours as may be requested.

Section 8.              Prepayment of the Notes.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount; provided, that in the event such prepayment pursuant to this Section 8.2 occurs on or after January 2, 2016 such Notes may be prepaid at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Parent Guarantor and the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Parent Guarantor and the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

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Section 8.3. Change in Control.  (a) Notice of Change in Control or Control Event. The Parent Guarantor and the Company will, within five Business Days after any Responsible Officer of the Parent Guarantor or the Company has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3.  If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

(b)     Condition to Company Action.  Neither the Parent Guarantor nor the Company will take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action they shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, the Company prepays all Notes required to be prepaid in accordance with this Section 8.3.

(c)     Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder on a date specified in such offer (the "Proposed Prepayment Date").  If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 90 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(d)     Acceptance/Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

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(e)     Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium.  The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

(f)     Deferral Pending Change in Control.  The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made.  In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs.  The Parent Guarantor and the Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

(g)     Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Parent Guarantor and the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(h)     Certain Definitions. Any one of the following shall constitute a "Change in Control":

 (i)      any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Parent Guarantor, the Company or any majority-owned subsidiary of the Parent Guarantor or the Company or any employee benefit plan of the Parent Guarantor, the Company or such subsidiary, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of shares of the capital stock of the Parent Guarantor then outstanding entitled to vote generally in elections of directors; or

(ii)      during any period of 12 consecutive months after the date of original issuance of the Notes, persons who at the beginning of such 12-month period constituted the Board of Directors of the Parent Guarantor, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board of Directors of the Parent Guarantor who were either members of the Board of Directors of the Parent Guarantor at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Parent Guarantor.

Essex Portfolio, L.P.	Note Purchase Agreement

"Control Event" means:

(i)       the execution by the Parent Guarantor, the Company or any of their respective Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

(ii)      the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

(iii)     the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the Equity Interests of the Parent Guarantor, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

Section 8.4. Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated pro rata among all holders of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

Section 8.5. Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6. Purchase of Notes.  Neither the Parent Guarantor nor the Company will nor will they permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Parent Guarantor, the Company or an Affiliate to the holders of all Notes at the time outstanding upon the same terms and conditions; provided any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days; provided further, if the holders of more than 33 1/3% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 3 Business Days from its receipt of such notice to accept such offer or (c) otherwise in any purchase from any holder of Notes on any terms and conditions; provided that the Parent Guarantor, the Company or an Affiliate, as the case may be, shall be obligated to make not later than 5 Business Days after consummation of such purchase an offer to purchase, upon the same terms and conditions of such purchase, the Notes held by each other holder of Notes then outstanding; provided, further any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days; provided further, if the holders of more than 33 1/3% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 3 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it, the Parent Guarantor or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 8.7. Make-Whole Amount.  The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

"Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

"Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

"Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" (or such other display as may replace Page PX1 on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation) as described in clause (i) above, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date or (iii) if yields are not reported as of such time or yields reported as of such time are not ascertainable (including by way of interpolation) as described in clause (i) or (ii) above, yields from such reasonably comparable index as shall be mutually agreed by the Parent Guarantor and the Required Holders.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

Essex Portfolio, L.P.	Note Purchase Agreement

"Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

"Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.  For the avoidance of doubt, the Adjusted Interest Rate, if then in effect at the time of any computation of the Remaining Scheduled Payments, shall be used in connection with such computation of the Remaining Scheduled Payments.

"Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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Section 9.              Affirmative Covenants.

The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law.  The Obligors will, and will cause each of their respective Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance.  The Obligors will, and will cause each of their respective Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties.  The Obligors will, and will cause each of their respective Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than due to ordinary wear and tear or to casualty or condemnation), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.3 shall not prevent either Obligor or any of their respective Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Obligors have concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims.  The Obligors will, and will cause each of their respective Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become an Encumbrance on properties or assets of either of the Obligors or any of their respective Subsidiaries; provided that neither Obligor nor any of their respective Subsidiaries need pay any such tax or assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 9.5. Legal Existence, Etc.  Subject to Section 10.8, the Obligors will at all times preserve and keep in full force and effect their respective legal existence.  The Obligors will at all times preserve and keep in full force and effect the legal existence of each of their respective Subsidiaries (unless merged into an Obligor or a Wholly-owned Subsidiary) and all rights and franchises of the Obligors and their respective Subsidiaries unless, in the good faith judgment of the Obligors, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Without limiting the foregoing:

(a)     the Company will at all times take such action as may be necessary to maintain its status as a "partnership" and not as an association taxable as a corporation, in any such case for Federal income tax purposes and will not cause or permit any modification, waiver, supplement or amendment of the Limited Partnership Agreement to be entered into if giving effect thereto would result in a Default or Event of Default; and

(b)     the Parent Guarantor will at all times maintain its qualification as a real estate investment trust under the Code and the applicability to the Parent Guarantor and its stockholders of the method of taxation provided for in Sections 856 and 857(b) of the Code and any successor provision thereto and will continue to operate as a self-directed and self-administered real estate investment trust and will not engage in any business other than the business of acting as a real estate investment trust and serving as the general partner of the Company.

Section 9.6. Notes to Rank Pari Passu. (a) The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Indebtedness (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Senior Indebtedness of the Company.

(b)     Without limiting clause (a) above, if at any time and from time to time, any Principal Debt Facility while the same remains in existence becomes secured by an Encumbrance on any assets of the Company or any of its Subsidiaries ("Previously Unsecured Debt"), then the Company will, and will cause each of its Subsidiaries that has provided any such Encumbrance to, concurrently grant to and for the benefit of the holders of the Notes a similar Encumbrance ranking pari passu with the Encumbrance provided to or for the benefit of the Previously Unsecured Debt, over the same assets of the Company or such Subsidiary as are encumbered under such Encumbrance securing such Previously Unsecured Debt, under documents in form and substance reasonably satisfactory to the Required Holders with such Encumbrance to be the subject of an intercreditor agreement among the lenders under the Previously Unsecured Debt and the holders of Notes, which shall be reasonably satisfactory in form and substance to the Required Holders.

Essex Portfolio, L.P.	Note Purchase Agreement

(c)     The holders of the Notes acknowledge and agree that any Encumbrance securing the Notes pursuant to the foregoing clause (b) shall be automatically discharged and released pursuant to the written request, and at the expense, of the Company, provided that (i) any Encumbrance securing the associated Previously Unsecured Debt referenced in the foregoing clause (b) have been released and discharged, and the Company so certifies to the holders of the Notes in a certificate which accompanies such request for release and discharge and (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes to the effect that no Default or Event of Default exists.

Section 9.7. Guaranty by Affiliates.  The Obligors will cause each of their respective Subsidiaries which at any time and from time to time becomes, directly or indirectly, an obligor, borrower or guarantor in respect of Indebtedness under the Revolving Credit Agreement to concurrently with the date on which such Subsidiary becomes an obligor, borrower or guarantor in respect of Indebtedness under the Revolving Credit Agreement, enter into an Affiliate Guaranty, and deliver to each of the holders of the Notes the following items:

(i)       an executed counterpart of such Affiliate Guaranty or joinder agreement in respect of an existing Affiliate Guaranty, as appropriate;

(ii)      a certificate signed by the President, a Vice President or another authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.6 and 5.7, but with respect to such Subsidiary and such Affiliate Guaranty, as applicable;

(iii)     such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by such Affiliate Guaranty; and

(iv)     an opinion of counsel reasonably satisfactory to the Required Holders (which counsel the holders of the Notes hereby agree may be general counsel to the Parent Guarantor) covering the matters set forth in Exhibit 9.7 and subject to reasonably customary other qualifications, exclusions and assumptions.

Section 9.8. Books and Records.  The Obligors will, and will cause each of their respective Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor, or such Subsidiary, as the case may be.

Section 9.9. Rating Confirmation.  No later than June 30 of each year, the Obligors shall provide written evidence to each of the holders of the Notes, sent in the manner provided in Section 18, of each then current senior unsecured long-term debt rating of the Parent Guarantor, which shall, in any event, include a rating from at least either Moody's or S&P; provided that, in the event that both Moody's and S&P shall no longer provide ratings of senior unsecured long term debt, the Company and the Required Holders shall undertake in good faith to select another rating agency to rate the senior unsecured long term debt of the Parent Guarantor or an alternative method to measure the credit quality of the Parent Guarantor to preserve the intent and purpose hereof and to enter into any amendment hereof to reflect the same.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 9.10. Ownership.  The Parent Guarantor shall own, directly or indirectly, at least 51% of the outstanding partnership interests of the Company and shall remain the sole general partner of the Company.

Section 10.            Negative Covenants.

The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:

Section 10.1. Maximum Aggregate Debt Limit. The Obligors will not, and will not cause or permit any of their Subsidiaries to, incur any Indebtedness (including, without limitation, Acquired Indebtedness) if, immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Indebtedness of the Obligors and their Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) is greater than 60% of the sum of (without duplication) (i) the Total Assets of the Obligors and their Subsidiaries as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Obligors or any of their Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Indebtedness, determined on a consolidated basis in accordance with generally accepted accounting principles.

Section 10.2. Maximum Aggregate Secured Debt Limit.  The Obligors will not, and will not cause or permit any of their Subsidiaries to, incur any Indebtedness (including, without limitation, Acquired Indebtedness) secured by any Encumbrance on any property or assets of the Obligors or any of their Subsidiaries, whether owned on the date of this Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with generally accepted accounting principles) of all outstanding Indebtedness of the Obligors and their Subsidiaries which is secured by any Encumbrance on any property or assets of the Obligors or any of their Subsidiaries is greater than (a) at all times before December 31, 2013, 55% and (b) at all times on or after December 31, 2013, 50%, of:  the sum of (without duplication) (i) the Total Assets of the Obligors and their Subsidiaries as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Obligors or any of their Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Indebtedness, determined on a consolidated basis in accordance with generally accepted accounting principles.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 10.3. Minimum Interest Coverage.  The Obligors will not, and will not cause or permit any of their Subsidiaries to, incur any Indebtedness (including, without limitation, Acquired Indebtedness) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness (including, without limitation, Acquired Indebtedness) incurred by the Obligors or any of their Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Indebtedness) had occurred, on the first day of such period, (ii) the repayment or retirement of any other Indebtedness of the Obligors or any of their Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Indebtedness during such period), and (iii) in the case of any acquisition or disposition by the Obligors or any of their Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by the Company's Board of Directors) in excess of $1,000,000, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.  If the Indebtedness giving rise to the need to make the foregoing calculation or any other Indebtedness incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Indebtedness shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

Section 10.4. Minimum Unsecured Debt Ratio.  The Obligors will, and will cause its Subsidiaries to, have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Indebtedness of the Obligors and their Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

Section 10.5. Minimum Unsecured Debt Yield.  The Obligors will not at the end of each calendar quarter permit the Net Operating Income generated by the Total Unencumbered Assets for such calendar quarter period ending on such date multiplied by 4 to be less than 11.5% of Unsecured Indebtedness.

Section 10.6. Minimum Net Worth.  The Obligors will at the end of each calendar quarter keep and maintain Consolidated Net Worth at an amount not less than $850,000,000.

Section 10.7. Maximum Quarterly Dividends.  The Parent Guarantor shall not declare or pay any distributions or dividends except from cash flow available for distributions or dividends and earned during the immediately preceding fiscal year, and in any event not in excess of 95% of Funds From Operations on a rolling four calendar quarter basis.  The total of common and preferred stock dividends in any calendar quarter may exceed Funds From Operations for the quarter only to the extent necessary for the Parent Guarantor to retain its status as a real estate investment trust under the provisions of Code Sections 856 and 857.  Notwithstanding the foregoing, during the continuance of any Event of Default, aggregate distributions shall not exceed the minimum amount that the Parent Guarantor must distribute to its shareholders in order to qualify as a real estate investment trust under the provisions of Code Sections 856 and 857.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 10.8. Mergers, Consolidations, Etc.  The Obligors will not consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

(a)     the Company may consolidate or merge with or into any other Person if (i) the Person which results from such consolidation or merger (the "Surviving Person") is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the Surviving Person and the Surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) the Parent Guarantor and each Affiliate Guarantor shall have affirmed in writing its respective obligations under the Parent Guaranty or the Affiliate Guaranty, as the case may be, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the Surviving Person would be permitted by the provisions of Sections 10.1 and 10.3 to incur at least $1.00 of additional Indebtedness;

(b)     the Company may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of Parent Guarantor at the time of such sale or other disposition if (i) the acquiring Person (the "Acquiring Person") is a Person organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the Acquiring Person and the Acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) the Parent Guarantor and each Affiliate Guarantor shall have affirmed in writing its respective obligations under the Parent Guaranty or the Affiliate Guaranty, as the case may be, and (iv) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the Acquiring Person would be permitted by the provisions of Sections 10.1 and 10.3 to incur at least $1.00 of additional Indebtedness;

Essex Portfolio, L.P.	Note Purchase Agreement

(c)     the Parent Guarantor may consolidate or merge with or into any other Person if (i) the Surviving Person is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual performance and observation of all of the covenants in this Agreement and the Parent Guaranty to be performed or observed by the Parent Guarantor are expressly assumed in writing by the Surviving Person and the Surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) each Affiliate Guarantor shall have affirmed in writing its obligations under the Affiliate Guaranty to which it is a party, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the Surviving Person would be permitted by the provisions of Sections 10.1 and 10.3 to incur at least $1.00 of additional Indebtedness; and

(d)     the Parent Guarantor may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Parent Guarantor) at the time of such sale or other disposition if (i) the Acquiring Person is a Person organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual performance and observance of all of the covenants in this Agreement and the Parent Guaranty to be performed or observed by the Parent Guarantor are expressly assumed in writing by the Acquiring Person and the Acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) each Affiliate Guarantor shall have affirmed in writing its obligations under the Affiliate Guaranty to which it is a party, and (iv) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the Acquiring Person would be permitted by the provisions of Sections 10.1 and 10.3 to incur at least $1.00 of additional Indebtedness.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 10.9. Transactions with Affiliates.  The Obligors will not and will not permit any of their respective Subsidiaries to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than such Obligor or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of such Obligor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

Section 10.10. Line of Business.  Neither Obligor will nor will any Obligor permit any of its respective Subsidiaries to engage in any business if, as a result, the general nature of the business in which such Obligor and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which such Obligor and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

Section 10.11. Terrorism Sanctions Regulations.  The Obligors will not and will not permit any Subsidiary to (a) become a Person described or designated in the SDN List or otherwise a Person officially sanctioned by the United States of America pursuant to the OFAC Sanctions Laws or by any other Governmental Authority pursuant to any Applicable Laws similar in substance to the Foreign Activities Laws, (b) knowingly (as such term is defined in Section 101(6) of CISADA) engage in any dealings or transactions with any such Person where such dealings or transactions would result in any holder of a Note being in violation of the Foreign Activities Laws, (c) engage in any dealings or transactions with any Person in violation in any material respect of any Applicable Laws similar in substance to the Foreign Activities Laws or (d) engage in any dealings or transactions with any Person where such dealings or transactions would result in any holder of a Note being in violation of any Applicable Laws similar in substance to the Foreign Activities Laws.

Section 11.            Events of Default.

An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

(a)     the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)     the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)     the Obligors default in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.6; or

Essex Portfolio, L.P.	Note Purchase Agreement

(d)     either Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or the Parent Guarantor or any Affiliate Guarantor defaults in the performance of or compliance with any term contained in the Parent Guaranty or any Affiliate Guaranty, as the case may be, and any such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Parent Guarantor or the Company obtaining actual knowledge of such default and (ii) the Obligors receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 11(d)); or

(e)     any representation or warranty made in writing by or on behalf of the Parent Guarantor, the Company or any Affiliate Guarantor or by any officer of the Parent Guarantor, the Company or any Affiliate Guarantor in this Agreement, the Parent Guaranty or in any Affiliate Guaranty, as the case may be, or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)     (i) the Parent Guarantor, the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Parent Guarantor, the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Parent Guarantor, the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20,000,000; or

(g)     the Parent Guarantor, the Company or any Affiliate Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

Essex Portfolio, L.P.	Note Purchase Agreement

(h)     a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent Guarantor, the Company or any Affiliate Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent Guarantor, the Company or any Affiliate Guarantor, or any such petition shall be filed against the Parent Guarantor, the Company or any Affiliate Guarantor and such order shall not have been reversed or vacated or such petition shall not be dismissed in any case within 60 days; or

(i)     a final judgment or judgments for the payment of money aggregating in excess of $20,000,000 are rendered against one or more of the Parent Guarantor, the Company or any of their respective Subsidiaries, and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)      if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor, the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $15,000,000, (iv) the Parent Guarantor, the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Guarantor, the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Parent Guarantor, the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor, the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k)     the Parent Guaranty or any Affiliate Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that the Parent Guaranty or such Affiliate Guaranty is invalid, void or unenforceable or the Parent Guarantor or any Affiliate Guarantor which is a party to such Affiliate Guaranty shall contest or deny in writing the validity or enforceability of any of its obligations under the Parent Guaranty or such Affiliate Guaranty, as the case may be, but excluding any Affiliate Guaranty which ceases to be in full force and effect in accordance with and by reason of the express provisions of Section 2.3(b).

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As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.            Remedies on Default, Etc.

Section 12.1. Acceleration.  (a) If an Event of Default with respect to the Parent Guarantor or the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)     If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Parent Guarantor and the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)     If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Parent Guarantor and the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Parent Guarantor and the Company acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 12.3. Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Parent Guarantor and the Company have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Parent Guarantor, the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Parent Guarantor and the Company under Section 15, the Parent Guarantor and the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13.            Registration; Exchange; Substitution of Notes.

Section 13.1. Registration of Notes.  The Company shall cause the Registrar to keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall cause the Registrar to give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes.  Upon surrender of any Note at the principal executive office of the Registrar for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and shall cause the Registrar to deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company or the Registrar may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 13.3. Replacement of Notes.  Upon receipt by the Registrar on behalf of the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)     in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company or the Registrar on its behalf (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)     in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and shall cause the Registrar to deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 13.4. Registrar.  The principal executive office of the Registrar is Union Bank, N.A., 350 California Street, 11th Floor, San Francisco, California 94104, Attention: Corporate Trust Division, Phone: (415) 273-2515, Fax: (415) 273-2492, or such other address as the Company shall have specified to the holder of each Note in writing.

Section 14.            Payments on Notes.

Section 14.1. Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 14.2. Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company, or the Paying Agent on its behalf, will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A hereto or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15.            Expenses, Etc.

Section 15.1. Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Parent Guarantor and the Company, jointly and severally, agree to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Parent Guaranty or any Affiliate Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Parent Guaranty or any Affiliate Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Parent Guaranty or any Affiliate Guaranty, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company, the Parent Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, the Parent Guaranty and any Affiliate Guaranty, (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO; provided, that such costs and expenses under this clause (c) shall not exceed $3,000 and (d) the costs, expenses, fees and disbursements of the Paying Agent and the Registrar in connection with the performance of its duties under the Paying Agent Agreement.  The Parent Guarantor and the Company, jointly and severally, agree to pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Essex Portfolio, L.P.	Note Purchase Agreement

Section 15.2. Survival.  The obligations of the Parent Guarantor and the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Parent Guaranty or any Affiliate Guaranty, and the termination of this Agreement.

Section 16.            Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or in the Parent Guaranty or in any Affiliate Guaranty shall survive the execution and delivery of this Agreement, the Notes, the Parent Guaranty and any Affiliate Guaranty, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Parent Guarantor or the Company pursuant to this Agreement shall be deemed representations and warranties of the Parent Guarantor or the Company under this Agreement, as the case may be.  Subject to the preceding sentence, this Agreement, the Notes, the Parent Guaranty and any Affiliate Guaranty embody the entire agreement and understanding between each Purchaser, the Parent Guarantor and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.            Amendment and Waiver.

Section 17.1. Requirements.  This Agreement, the Notes, the Parent Guaranty and any Affiliate Guaranty may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Parent Guarantor, the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20, or (iv) reduce or alter the scope of the Parent Guaranty or release the Parent Guarantor from liability under the Parent Guaranty.  As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement, as it may from time to time be amended or supplemented.

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Section 17.2. Solicitation of Holders of Notes.

(a)     Solicitation.  The Parent Guarantor and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Parent Guarantor and the Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)    Payment.  Neither the Parent Guarantor nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)     Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 17.3. Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent Guarantor and the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Parent Guarantor, the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes, the Parent Guaranty or any Affiliate Guaranty, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 18.            Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)     if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A hereto or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)     if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii)     if to the Parent Guarantor, to the Parent Guarantor at 925 East Meadow Drive, Palo Alto, CA 94303, to the attention of Mark Mikl, Jordan Ritter and Michael Dance, or at such other address as the Parent Guarantor shall have specified to the holder of each Note in writing,

(iv)     if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Mark Mikl, Jordan Ritter and Michael Dance with a copy to the Paying Agent at Union Bank, N.A., 350 California Street, 11th Floor, San Francisco, California 94104, Attention: Corporate Trust Division, Phone: (415) 273-2515, Fax: (415) 273-2492, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.            Reproduction of Documents.

This Agreement, the Parent Guaranty, any Affiliate Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  The Parent Guarantor and the Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Parent Guarantor, the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 20.            Confidential Information.

For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Parent Guarantor, the Company, or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Parent Guarantor, the Company or such Subsidiary, as the case may be; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Parent Guarantor, the Company or any of their respective Subsidiaries or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Parent Guarantor or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Parent Guarantor and the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Parent Guarantor and the Company embodying the provisions of this Section 20.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 21.            Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Parent Guarantor and the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Parent Guarantor and the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.            Miscellaneous.

Section 22.1. Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with the covenants set out in this Agreement, any election by the Parent Guarantor or the Company to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159) shall be disregarded and such determination shall be made as if such election had not been made.

Essex Portfolio, L.P.	Note Purchase Agreement

Section 22.4. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial.  (a) The Parent Guarantor and the Company, each for itself, irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the  Parent Guarantor and the Company, each for itself, irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Parent Guarantor and the Company, each for itself, consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Parent Guarantor and the Company, each for itself, agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

Essex Portfolio, L.P.	Note Purchase Agreement

(c)Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Parent Guarantor or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*     *     *     *     *

Essex Portfolio, L.P.	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between and among you, the Parent Guarantor and the Company.

Very truly yours,

Essex Portfolio, L.P., a California limited partnership

By:	Essex Property Trust, Inc., a Maryland corporation, its general partner

By
Name: Mark J. Mikl
Title: Senior Vice President

Essex Property Trust, Inc., a Maryland corporation

By
Name: Mark J. Mikl
Title: Senior Vice President

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

The	Prudential Insurance Company of America

By
Name:
Title: Vice President

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Pruco Life Insurance Company

By
Name:
Title: Assistant Vice President

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Prudential Retirement Insurance and Annuity Company

By:	Prudential Investment Management, Inc., as investment manager

By
Name:
Title: Vice President

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

BCBSM, Inc. DBA Blue Cross and Blue Shield of Minnesota

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By
Name:
Title: Vice President

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Physicians Mutual Insurance Company

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By
Name:
Title: Vice President

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Aviva Life and Annuity Company

By:	Aviva Investors North America, Inc., Its authorized attorney-in-fact

By
Name: Roger D. Fors
Title: VP-Private Fixed Income

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

United Services Automobile Association

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

USAA Life Insurance Company

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Minnesota Life Insurance Company
American Republic Insurance Company

By:	Advantus Capital Management, Inc.

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

NGM Insurance Company

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Gleaner Life Insurance Society

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Protective Life Insurance Company

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Protective Life Insurance Company of New York

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Blue Cross Blue Shield of Mississippi, a Mutual Insurance Company

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Pennsylvania Professional Liability Joint Underwriting Association

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Blue Cross Blue Shield of Wyoming

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

EquiTrust Life Insurance Company

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Farm Bureau Life Insurance Company

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Farm Bureau Property & Casualty Insurance Company

By
Name:
Title:

Essex Portfolio, L.P.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Primerica Life Insurance Company

	By:	Conning Inc., as Investment Manager

By
Name: John H. DeMallie
Title: Director

Essex Portfolio, L.P.	Note Purchase Agreement

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

"Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition.  Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

"Acquiring Person" is defined in Section 10.8(b).

"Adjusted Interest Rate" is defined in Section 1.2(e).

"Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 20% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 20% or more of any class of voting or equity interests.  As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

"Affiliate Guarantor" is defined in Section 2.3(a) and shall include any Affiliate Guarantor which is required to comply with the requirements of Section 9.7.

"Affiliate Guaranty" is defined in Section 2.3(a) and shall include any Affiliate Guaranty delivered pursuant to Section 9.7.

"Annual Debt Service Charge" for any period means the maximum amount which is payable during such period for interest on, and original issue discount of, Indebtedness of the Obligors and their Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

"Anti-Corruption Laws" is defined in Section 5.16(b).

"Anti-Money Laundering Laws" is defined in Section 5.16(b).

Schedule B
(to Note Purchase Agreement)

Essex Portfolio, L.P.	Note Purchase Agreement

"Anti-Terrorism Order" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

"Applicable Laws" means the Foreign Activity Laws, any laws, ordinances or governmental rules or regulations similar in substance to the Foreign Activity Laws, Anti-Money Laundering Laws, Anti-Corruption Laws and Environmental Laws.

"Below Investment Grade Event" is defined in Section 1.2(f).

"Board of Directors" means the board of directors of the Parent Guarantor or any committee of that board duly authorized to act generally or in any particular respect for the Obligors hereunder.

"Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

"Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

"CISADA" means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"Closing" is defined in Section 3.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

"Company" means Essex Portfolio, L.P., a California limited partnership or any successor that becomes such in the manner prescribed in Section 10.10.

"Confidential Information" is defined in Section 20.

"Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Obligors and their Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):  (i) interest on Indebtedness of the Obligors and their Subsidiaries, (ii) provision for taxes of the Obligors and their Subsidiaries based on income, (iii) amortization of debt discount and other deferred financing costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

Essex Portfolio, L.P.	Note Purchase Agreement

"Consolidated Net Worth" means as of any date of determination, an amount equal to the Total Assets at such date, minus Total Liabilities of the Parent Guarantor and its Subsidiaries outstanding on such date.

"Debt Service" means with respect to any Indebtedness, the sum of (x) the aggregate interest payments, fees paid or payable in respect of or relating to such Indebtedness, plus (y) the aggregate principal installments paid and payable (but not balloon payments due at maturity) in respect of or relating thereto.

"Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

"Default Rate" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest then in effect on the Notes or (ii) 2.00% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its "base" or "prime" rate.

"Disclosure Documents" is defined in Section 5.3.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock), in each case on or prior to the maturity of the Notes.

"Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation losses, as reflected in the financial statements of the Parent Guarantor and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

"Electronic Delivery" is defined in Section 7.1(a).

"Encumbrance" means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

"Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials

"Equity Interests" means in the case of a corporation, shares of capital stock of any class or series, including warrants, rights, participating interests or options to purchase or otherwise acquire any class or series of capital stock or Securities exchangeable for or convertible into any class or series of capital stock, and in the case of any other Person or entity shall mean any class or series of partnership interests, units, membership interests or like interests constituting equity, and in the case of each of the foregoing, any part or portion thereof or participation in any of the foregoing.

Essex Portfolio, L.P.	Note Purchase Agreement

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

"Event of Default" is defined in Section 11.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"FCPA" is defined in Section 5.16(b).

"Fitch" means Fitch Ratings Service, or its successors or assigns.

"Foreign Activities Laws" is defined in Section 5.14(a).

"Form 10-K" is defined in Section 7.1(b).

"Form 10-Q" is defined in Section 7.1(a).

"Funds From Operations" means, with respect to the Parent Guarantor and its consolidated Subsidiaries, net income calculated in conformity with the National Association of Real Estate Investment Trusts in its White Paper on Funds From Operations, as published from time to time.

"GAAP" and "generally accepted accounting principles" mean generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.

"Governmental Authority" means

(a)     the government of

(i)     the United States of America or any State or other political subdivision thereof, or

Essex Portfolio, L.P.	Note Purchase Agreement

(ii)     any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)     any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental law that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

"holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company, or the Registrar on its behalf, pursuant to Section 13.1.

"Indebtedness" of the Obligors or any Subsidiary means, without duplication, any indebtedness of the Obligors or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by an Obligor or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Obligors or any Subsidiary otherwise reflected as Indebtedness hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Obligors or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, (v) any lease of property by the Obligors or any Subsidiary as lessee which is reflected on the Parent Guarantor's consolidated balance sheet as a capitalized lease in accordance with GAAP, or (vi) interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Parent Guarantor's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Obligors or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than the Obligors or any Subsidiary) (it being understood that Indebtedness shall be deemed to be incurred by the Obligors or any Subsidiary whenever the Obligors or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

Essex Portfolio, L.P.	Note Purchase Agreement

"Institutional Investor" means (a) any purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

"Investment Grade" means in respect of the Notes a rating of (a) "BBB-" or better by S&P, (b) "Baa3" or better by Moody's, or (c) "BBB-" or better by Fitch.

"Limited Partnership Agreement" means that certain Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., dated as of May 27, 2009, as amended, among the Parent Guarantor and the limited partners party thereto.

"Make-Whole Amount" is defined in Section 8.7.

"Material" means material in relation to the business, operations, financial condition, assets or properties of the Parent Guarantor, the Company and their respective Subsidiaries taken as a whole.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, financial condition, assets, or properties of the Parent Guarantor, the Company and their respective Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of the Parent Guarantor to performing its obligations under this Agreement and the Parent Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Parent Guaranty.

"Memorandum" is defined in Section 5.3.

"Moody's" means Moody's Investors Service, Inc. or its successors or assigns.

"Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

"NAIC" means the National Association of Insurance Commissioners or any successor thereto.

"Net Operating Income" for a property means, for the relevant period, the aggregate total cash revenues actually collected from the normal operation of such property (excluding all security deposits until such time as the tenant or other user making such deposit is no longer entitled to return thereof), plus amounts payable to unrelated third parties on behalf of the owner of the property, if actually paid, plus the proceeds of any rental or business interruption insurance actually received by the owner of the property with respect to such property, from which there shall be deducted all costs and expenses paid or payable by the owner and relating to such property (other than Debt Service which is paid and balloon payments), including (a) any charges paid in connection with the use, ownership or operation of such property, (b) any cost of repairs and maintenance, (c) any cost associated with the management of such property, (d) any payroll cost and other expenses for general administration and overhead paid in connection with the use, ownership or operation of such property, (e) current real estate taxes, (f) any sums paid or subject to payment in the nature of a rebate, refund or other adjustment to revenue previously collected, (g) all assessment bond indebtedness (whether principal or interest) in respect of such property paid or payable for the interval in question, (h) all amounts paid to unrelated third parties on behalf of the owner of the property, and (i) any and all costs or expenses, of whatever nature or kind, incurred in connection with the use, ownership or operation of the property; provided, however, that such costs and expenses paid or payable by the Company and relating to such property shall not include tenant improvement costs, leasing commissions or the costs and expenses of capital improvements and capital repairs, or depreciation, amortization or other noncash expenses.

Essex Portfolio, L.P.	Note Purchase Agreement

"Notes" is defined in Section 1.

"Obligors" is defined in the introduction to this Agreement.

"OFAC" is defined in Section 5.14(a).

"OFAC Sanctions Laws" is defined in Section 5.16(a).

"Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Parent Guarantor or the Company, as the case may be, whose responsibilities extend to the subject matter of such certificate.

"Parent Guarantor" is defined in the introduction to this Agreement.

"Paying Agent" means the Person serving from time to time as the "Paying Agent" pursuant to the Paying Agent Agreement.

"Paying Agent Agreement" means that certain Paying Agent Agreement, dated as of March 31, 2011, between the Company and Union Bank, N.A., substantially in the form of Exhibit 13 to the Agreement.

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

"Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability other than an Multiemployer Plan.

Essex Portfolio, L.P.	Note Purchase Agreement

"Principal Debt Facility" means an unsecured bank line of credit or other unsecured bilateral facility or debt private placement under which the Company or any Subsidiary is an obligor.  For the avoidance of doubt, the Revolving Credit Agreement, as in effect on the date of the Closing, shall be a Principal Debt Facility.

"property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

"Purchaser" is defined in the first paragraph of this Agreement.

"QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

"Qualified Institutional Buyer" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

"Rating Agency" means any of S&P, Moody's or Fitch.

"Registrar" means the Person serving from time to time as the "Registrar" of the Notes pursuant to the Paying Agent Agreement.

"Related Fund" means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

"Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

"Responsible Officer" means any Senior Financial Officer and, in the case of any particular matter in respect of which this Agreement requires or provides for action by a Responsible Officer, any other officer of the Parent Guarantor or the Company with responsibility for the administration of such matter.

"Revolving Credit Agreement" means that certain Revolving Credit Agreement dated as of December 18, 2009 among the Company, PNC Bank, National Association, as administrative agent and PNC Capital Markets LLC as sole lead arranger and sole book runner, as the same may from time to time be amended, supplemented, extended, replaced or renewed.

"S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Company, or its successors or assigns.

"SDN List" is defined in Section 5.14(a).

"SEC" shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

Essex Portfolio, L.P.	Note Purchase Agreement

"Securities" or "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or the Parent Guarantor.

"Senior Indebtedness" means all Indebtedness of the Company which is not expressed to be subordinate or junior in rank to any other Indebtedness of the Company.

"Subsidiary" means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent Guarantor.

"Surviving Person" is defined in Section 10.8(a).

"SVO" means the Securities Valuation Office of the NAIC or any successor to such Office.

"Total Assets" means the sum of (without duplication) (i) Undepreciated Real Estate Assets and (ii) all other assets (excluding accounts receivable and intangibles) of the Obligors and their Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

"Total Liabilities" means, without duplication, total liabilities of the Parent Guarantor and its consolidated Subsidiaries reported in accordance with GAAP.

"Total Unencumbered Assets" means the sum of (without duplication) (i) those Undepreciated Real Estate Assets which are not subject to an Encumbrance securing Indebtedness and (ii) all other assets (excluding accounts receivable, intangibles and unconsolidated equity interests in funds and joint ventures) of the Obligors and their Subsidiaries not subject to an Encumbrance securing Indebtedness, all determined on a consolidated basis in accordance with generally accepted accounting principles.

"Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Obligors and their Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

Essex Portfolio, L.P.	Note Purchase Agreement

"Unsecured Indebtedness" means Indebtedness of the Obligors or any of their Subsidiaries which is not secured by an Encumbrance on any property or assets of the Obligors or any of their Subsidiaries.

"USA Patriot Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"Wholly-owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-owned Subsidiaries at such time.

Affiliate Guarantors

Entity	Jurisdiction of Incorporation
Essex Berkeley 4th Street, L.P.	California
Essex Bluffs, L.P., a California limited partnership	California
Essex Bridle Trails, L.P., a California limited partnership	California
Essex Chestnut Apartments, L.P.	California
Essex Marina City Club, L.P.	California
Essex Sunpointe Ltd., a California Limited Partnership	California
Essex Tracy Development, Inc.	California
Essex Columbus, L.P.	California
Essex Euclid, L.P.	California
Essex Glenbrook, L.P.	California
Essex Park Boulevard, L.P.	California
Essex Jaysac Tasman, L.P.	California
JMS Acquisition LLC	Delaware
Newport Beach North LLC	Delaware
Essex View Pointe, LLC	Delaware

Schedule 2.3
(to Note Purchase Agreement)

[Form of Note]

Essex Portfolio, L.P.

4.36% Senior Guaranteed Note, due March 31, 2016

No. [_________]	[Date]
$[____________]	PPN 29717P A*8

For Value Received, the undersigned, Essex Portfolio, L.P. (herein called the "Company"), a limited partnership organized and existing under the laws of California, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ Dollars (or so much thereof as shall not have been prepaid) on March 31, 2016 with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) subject to adjustment pursuant to Section 1.2 of the hereinafter defined Note Purchase Agreement, 4.36% per annum from the date hereof, payable semiannually, on the last day of March and September in each year, commencing with the March 31 or September 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the hereinafter defined Note Purchase Agreement).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Senior Guaranteed Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement dated as of March 31, 2011 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1-A
(to Note Purchase Agreement)

Pursuant to a Guaranty dated as of March 31, 2011, Essex Property Trust, Inc., a Maryland corporation operating as a real estate investment trust, has absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and performance by the Company of all of its obligations contained in the Note Purchase Agreement all on the terms set forth in such Guaranty.

This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Essex Portfolio, L.P.

By:	Essex Property Trust, Inc., Its sole general partner

By
Name:
Title:

E-1-2

Form of Parent Guaranty

Exhibit 2.2
(to Note Purchase Agreement)

Parent Guaranty

Essex Property Trust, Inc.

Dated as of March 31, 2011

Re:$150,000,000 4.36% Senior Guaranteed Notes, due March 31, 2016
of
Essex Portfolio, L.P.

Exhibit 2.2
(to Note Purchase Agreement)

(Not a part of the Agreement)

ii

Parent Guaranty

4.36% Senior Guaranteed Notes, due March 31, 2016
of
Essex Portfolio, L.P.

March 31, 2011

This Parent Guaranty (the or this "Guaranty") is entered into by the undersigned Essex Property Trust, Inc., a Maryland corporation operating as a real estate investment trust (the "Guarantor"), as of March 31, 2011.

Recitals

A.On the date hereof, Essex Portfolio, L.P., a California limited partnership (the "Company"), and the Guarantor entered into the Note Purchase Agreement, dated as of March 31, 2011 (the "Note Purchase Agreement"), with the Purchasers named in Schedule A thereto (together with their successors and assigns, the "Purchasers").

B.Pursuant to the Note Purchase Agreement the Company is issuing and selling $150,000,000 aggregate principal amount of its 4.36% Senior Guaranteed Notes, due March 31, 2016 (the "Notes"), on the terms provided in the Note Purchase Agreement.  The Purchasers and each and every other holder from time to time of the Notes are sometimes hereinafter collectively referred to as the "Holders" and, individually, as a "Holder."

C.The Guarantor presently owns all of the outstanding general partnership interests of the Company.

D.The Purchasers have required as a condition of their purchase of the Notes to be purchased by them that the Guarantor enter into this Guaranty as security for the Notes, and the Guarantor has agreed to execute this Guaranty in order to induce the Purchasers to purchase the Notes and thereby benefit the Company and its Affiliates by providing funds to enable the Company to have funds available for partnership purposes.

E. The Guarantor is desirous that the Purchasers enter into the Note Purchase Agreement and purchase the Notes, and by doing so the Purchasers will be conferring substantial financial and other benefits on the Guarantor.

F.Pursuant to a Affiliate Guaranty that is substantially similar to this Guaranty, the Affiliate Guarantors (as therein defined) have unconditionally guaranteed the Notes.  The Affiliate Guarantors, together with any other Person which shall become Guarantor of the Notes pursuant to the terms of the Note Purchase Agreement, are sometimes hereinafter referred to as the "other Guarantors."

Essex Property Trust, Inc.	Parent Guaranty

Now, Therefore, as required by the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Guarantor hereby covenants and agrees as follows:

Section 1.              Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

Section 2.              Guaranty of Notes and Note Purchase Agreement.

(a)     Subject to the limitation set forth in Section 2(b) hereof, the Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Holders: (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including attorneys' fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.

(b)     The liability of the Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of the Guarantor, contingent or otherwise, result in the obligations of the Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

Section 3.              Guaranty of Payment and Performance.

This is a guarantee of payment and performance and the Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy.  Any Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy.  The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

Essex Property Trust, Inc.	Parent Guaranty

Section 4.              General Provisions Relating to the Guaranty.

(a)     The Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from the other Guarantors may, without in any manner affecting the liability or obligations of the Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1)     extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

(2)     sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes; or

(3)     settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes.

The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

Essex Property Trust, Inc.	Parent Guaranty

(b)     The Guarantor hereby waives, to the fullest extent permitted by law:

(1)     notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)     demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

(3)     presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor.

The obligations of the Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)     The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect until the entire principal, interest and premium, if any, on the Notes and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantor:

(1)     the validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantors or any other Person on or in respect of the Notes or under the Note Purchase Agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or of any other Guarantors to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company, any other Guarantors or any other Person as a legal entity; or

(2)     any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement or this Guaranty; or

Essex Property Trust, Inc.	Parent Guaranty

(3)     any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantors or any other Person or in respect of the property of the Company, any other Guarantors or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantors or any other Person; or

(4)     impossibility or illegality of performance on the part of the Company, any other Guarantors or any other Person of its obligations under the Notes, the Note Purchase Agreement or this Guaranty; or

(5)     in respect of the Company, any other Guarantors or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantors or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantors or any other Person and whether or not of the kind hereinbefore specified; or

(6)     any attachment, claim, demand, charge, Encumbrance, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Guarantor, the Company or any other Person or any claims, demands, charges or Encumbrances of any nature, foreseen or unforeseen, incurred by the Company, any other Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)     any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Guarantor, the Company or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement or this Guaranty; or

(8)     the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)     any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of failure of the Company, any other Guarantors or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement or this Guaranty or failure to resort for payment to the Company, any other Guarantors or to any other Person or to any other guaranty or to any property, security, Encumbrances or other rights or remedies; or

Essex Property Trust, Inc.	Parent Guaranty

(10)     the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)     any merger or consolidation of the Company, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any other Guarantor or any other Person; or

(12)     any defense whatsoever that:  (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes or the Note Purchase Agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantors or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(13)     any act or failure to act with regard to the Notes, the Note Purchase Agreement or this Guaranty or anything which might vary the risk of the Guarantor or any other Person; or

(14)     any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other Person in respect of the obligations of the Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of the Guarantor hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time.  Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

Essex Property Trust, Inc.	Parent Guaranty

(d)     All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the valid and legal transfer of any Note pursuant to the Note Purchase Agreement whether with or without the consent of or notice to the Guarantor under this Guaranty or to the Company.

(e)     To the extent of any payments made under this Guaranty, the Guarantor shall be subrogated to the rights of the Holder upon whose Notes such payment was made, but the Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantor under this Guaranty, and the Guarantor shall not take any action to enforce such right of subrogation, and the Guarantor shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantor hereunder have indefeasibly been finally paid in cash in full.  If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured.  The Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f)     The Guarantor agrees that to the extent the Company, any other Guarantors or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor's obligations hereunder, as if said payment had not been made.  The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

Essex Property Trust, Inc.	Parent Guaranty

(g)     No Holder shall be under any obligation:  (1) to marshall any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantor hereunder or (2) to pursue any other remedy that the Guarantor may or may not be able to pursue themselves and that may lighten the Guarantor's burden, any right to which the Guarantor hereby expressly waives.

(h)     The obligations of the Guarantor under this Guaranty rank pari passu in right of payment with all other Indebtedness of the Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of the Guarantor.

Section 5.Representations and Warranties of the Guarantor.

The Guarantor represents and warrants to each Holder that:

Section 5.1. Organization; Power and Authority.  The Guarantor is a Maryland corporation duly organized, validly existing and in good standing under the laws of Maryland, and is duly qualified and in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Guarantor has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and the Note Purchase Agreement and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc.  This Guaranty and the Note Purchase Agreement have been duly authorized by all necessary legal action on the part of the Guarantor, and this Guaranty and the Note Purchase Agreement each constitute a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure.  The Guarantor and the Company, through their agent, Mitsubishi UFJ Securities (USA), Inc., have delivered to each Holder a copy of a Confidential Information Memorandum dated February, 2011 (the "Memorandum"), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Guarantor, the Company and their respective Subsidiaries.  This Guaranty, the Note Purchase Agreement, the Memorandum and the documents, certificates or other writings delivered to the Holders by or on behalf of the Guarantor and the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3 of the Note Purchase Agreement, and the financial statements listed in Schedule 5.5 of the Note Purchase Agreement, (this Guaranty, the Note Purchase Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Holder prior to March 8, 2011 being referred to, collectively, as the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Since December 31, 2009, there has been no change in the financial condition, operations, business or properties of the Guarantor, the Company or their respective Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Guarantor or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Essex Property Trust, Inc.	Parent Guaranty

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 of the Note Purchase Agreement contains (except as noted therein) complete and correct lists (i) as of March 25, 2011 (since which date there have been no Material changes) of the Subsidiaries of the Guarantor and the Company, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of the Equity Interests outstanding owned by the Guarantor or the Company, as the case may be, and each other Subsidiary, (ii) of the Guarantor's and the Company's Affiliates, other than Subsidiaries, and (iii) of the Guarantor's and the Company's directors, trustees and senior officers.

(b)     All of the outstanding Equity Interests of each Subsidiary shown in Schedule 5.4 of the Note Purchase Agreement as being owned by the Guarantor or the Company and their respective Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Encumbrance (except as otherwise disclosed in Schedule 5.4 of the Note Purchase Agreement).

(c)     Each Subsidiary identified in Schedule 5.4 of the Note Purchase Agreement is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other legal power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)     No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Guaranty, the Note Purchase Agreement, the agreements listed on Schedule 5.4 of the Note Purchase Agreement and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor, the Company or any of their respective Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities.  The Guarantor and the Company have delivered to each Holder copies of the consolidated financial statements of the Guarantor listed on Schedule 5.5 of the Note Purchase Agreement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Guarantor and its Subsidiaries (including, without limitation, the Company) as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Guarantor, the Company's and their Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Essex Property Trust, Inc.	Parent Guaranty

Section 5.6. Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Guarantor of this Guaranty and the Note Purchase Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Encumbrance in respect of any property of the Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter, by-laws, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Guarantor or any of its Subsidiaries is bound or by which the Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any of its Subsidiaries.

Section 5.7. Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty or the Note Purchase Agreement.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its Subsidiaries or any property of the Guarantor or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority , including, without limitation, matters disclosed in Form 10-Q or Form 10-K filings of the Parent Guarantor that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)     Neither the Guarantor nor any of its Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes.  The Guarantor, the Company and their respective Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor, the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  Neither the Guarantor nor the Company knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Guarantor, the Company and their respective Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Guarantor, the Company and their respective Subsidiaries are not subject to any incomplete audit.

Essex Property Trust, Inc.	Parent Guaranty

Section 5.10. Title to Property; Leases.  The Guarantor, the Company and their respective Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 of the Note Purchase Agreement or purported to have been acquired by the Guarantor, the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Encumbrances prohibited by the Note Purchase Agreement, except for any failure to have such title as is disclosed in the Parent Guarantor's most recent annual report on Form 10-K, none of which could reasonably be expected to have a Material Adverse Effect.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc.  Except, in the case of each of subsections (a), (b) and (c) below, as could not reasonably be expected to have a Material Adverse Effect, (a) the Guarantor, the Company and their respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto without known conflict with the rights of others;

(b)     to the best knowledge of the Guarantor, no product of the Guarantor, the Company or any of their respective Subsidiaries infringes  any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

(c)     to the best knowledge of the Guarantor, there is no  violation by any Person of any right of the Guarantor, the Company or any of their respective Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Guarantor, the Company or any of their respective Subsidiaries.

Section 5.12. Compliance with ERISA.  (a) None of the Guarantor, the Company, or their ERISA Affiliates sponsors, maintains or contributes to (or has sponsored, maintained or contributed to in the last five years) any Plan that is subject to Section 412 of the Code or Title IV of ERISA.

(b)     The Guarantor, the Company and each ERISA Affiliate have operated and administered each Plan (excluding Multiemployer Plans) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Guarantor, the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I of ERISA or the penalty or excise tax provisions of the Code or ERISA relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Guarantor, the Company or any ERISA Affiliate, or in the imposition of any Encumbrance on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I of ERISA or to such penalty or excise tax provisions, other than such liabilities as would not be individually or in the aggregate Material.

Essex Property Trust, Inc.	Parent Guaranty

(c)     The Guarantor, the Company and their ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)     The execution and delivery of this Guaranty and the Note Purchase Agreement by the Guarantor and the issuance and sale of the Notes by the Company will not involve any transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.  The representation by the Guarantor in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of such Holder's representation in Section 6.2 of the Note Purchase Agreement as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Holder.

Section 5.13. Private Offering by the Guarantor.  Neither the Guarantor, the Company nor anyone acting on its or their behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 50 Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Guarantor, the Company nor anyone acting on its or their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations.  (a) The Company will apply the proceeds of the sale of the Notes for direct and indirect investments in real estate and for general corporate purposes, including the repayment of debt and the funding of development and redevelopment activities.  No part of the proceeds of the sale of the Notes shall be used directly or indirectly (i) to finance or refinance dealings or transactions with any Person described or designated in the Specially Designated Nationals and Blocked Person List (the "SDN List") of the Office of Foreign Asset Control ("OFAC") or in Section 1 of the Anti-Terrorism Order or is otherwise a Person officially sanctioned by the United States of America pursuant to the OFAC Sanctions Laws or by any other Governmental Authority pursuant to any applicable Anti-Money Laundering Laws, Anti-Corruption Laws or other Applicable Laws of similar substance or any Applicable Laws similar in Substance to the Foreign Activities Laws or (ii) for any purpose that is otherwise in violation of the Trading with the Enemy Act, the OFAC Sanctions Laws, the USA Patriot Act or CISADA (collectively, the "Foreign Activities Laws") or any applicable Anti-Money Laundering Laws, Anti-Corruption Laws or other Applicable Laws of similar substance or any Applicable Laws similar in substance to the Foreign Activities Laws.

Essex Property Trust, Inc.	Parent Guaranty

(b)     No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Guarantor or the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than % of the value of the consolidated assets of the Guarantor, the Company and their respective Subsidiaries and neither the Company nor the Guarantor has any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Encumbrances.  (a) Schedule 5.15 of the Note Purchase Agreement sets forth a complete and correct list of all outstanding Indebtedness of the Guarantor, the Company and their respective Subsidiaries as of the date of the Closing (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any).  Neither the Guarantor, the Company nor any of their respective Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Guarantor, the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Guarantor, the Company or any of their respective Subsidiaries the outstanding principal amount of which exceeds $20,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)     Except as disclosed in Schedule 5.15 of the Note Purchase Agreement, neither the Guarantor, the Company nor any of their respective Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to an Encumbrance, which, individually or in the aggregate, is Material.

(c)     Neither the Guarantor, the Company nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Guarantor, the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Guarantor, the Company or any of their respective Subsidiaries, except as specifically indicated in Schedule 5.15 of the Note Purchase Agreement.

Section 5.16. Foreign Assets Control Regulations, Etc.  (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate or will cause the Purchasers to violate any of the regulations administered or enforced by OFAC (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (including but not limited to the International Emergency Economic Powers Act) (collectively, the "OFAC Sanctions Laws").

Essex Property Trust, Inc.	Parent Guaranty

(b)     Neither the Guarantor, the Company nor any Subsidiary (i) is a Person described or designated in the SDN List or is otherwise a Person officially sanctioned by the United States off America pursuant to the OFAC Sanctions Laws or by any other Governmental Authority pursuant to Applicable Laws similar in substance to the Foreign Activities Laws, (ii) knowingly (as such term is defined in Section 101(6) of CISADA) engages in any dealings or transactions with any such Person, where such dealings or transactions would result in any Purchaser being in violation of the Foreign Activities Laws, (iii) engages in any dealings or transactions with any  Person in violation of any Anti-Money Laundering Laws, Anti-Corruption Laws or other Applicable Laws of similar substance or any Applicable Laws similar in substance to the Foreign Activities Laws or (iv) engages in any dealings or transactions with any Person where such dealings or transactions would result in any Purchaser being in violation of any Anti-Money Laundering Laws, Anti-Corruption Laws or other Applicable Laws of similar substance or any Applicable Laws similar in substance to the Foreign Activities Laws.  The Guarantor, the Company and their respective Subsidiaries are in compliance, in all material respects, with the Foreign Activities Laws, the United States Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), the anti-money laundering laws in the jurisdictions where they are located and/or conducting business (the "Anti-Money Laundering Laws"), the anti-corruption laws in the jurisdictions where they are located and/or conducting business (collectively, the "Anti-Corruption Laws") and other Applicable Laws of similar substance or any Applicable Laws similar in substance to the Foreign Activities Laws, in each case, to the extent such laws apply to the Guarantor, the Company or any such Subsidiary.

(c)     No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

Section 5.17. Status under Certain Statutes.  Neither the Guarantor, the Company nor any of their respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.18. Note Purchase Agreement Rank Pari Passu.  The obligations of the Guarantor under this Guaranty and the Note Purchase Agreement rank at least pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of the Guarantor, including, without limitation, all unsecured Senior Indebtedness of the Guarantor described in Schedule 5.15 of the Note Purchase Agreement.

Section 5.19. Environmental Matters.  (a) Neither the Guarantor, the Company nor any of their respective Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Guarantor, the Company or any of their respective Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

Essex Property Trust, Inc.	Parent Guaranty

(b)     Neither the Guarantor, the Company nor any of their respective Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)     Neither the Guarantor, the Company nor any of their respective Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)     All buildings on all real properties now owned, leased or operated by the Guarantor, the Company or any of their respective Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.20. REIT Status.  The Guarantor has taken all action necessary to qualify as a real estate investment trust under the Code for the taxable years of the Guarantor ended December 31, 2007, 2008, 2009 and 2010 and has not taken any action which would prevent it from maintaining such qualification at all times during the term of this Agreement.  The Guarantor has no corporate Subsidiaries.

Section 6.              Guarantor Covenants.

Section 6.1. Note Purchase Agreement Covenants.  From and after the date of issuance of the Notes by the Company and continuing so long as any amount remains unpaid thereon the Guarantor agrees to comply with the terms and provisions of the Note Purchase Agreement, insofar as such provisions apply to the Guarantor, as if said terms and provisions were set forth herein in full.

Section 6.2. Guaranty to Rank Pari Passu.  This Guaranty and all other obligations under this Guaranty of the Guarantor at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Indebtedness (actual or contingent) of the Guarantor which is not expressed to be subordinate or junior in rank to any other unsecured Senior Indebtedness of the Guarantor.

Essex Property Trust, Inc.	Parent Guaranty

Section 7.              [Reserved].

Section 8.              Governing Law.

(a)     This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(b)     The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating solely to this Guaranty.  To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)     The Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8 solely by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 11 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)     Nothing in this Section 8 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)     The parties hereto hereby waive trial by jury in any action brought on or with respect to this Guaranty or any other document executed in connection herewith or therewith.

Essex Property Trust, Inc.	Parent Guaranty

Section 9.              [Reserved].

Section 10.            Amendments, Waivers and Consents.

(a)     This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders; provided, that without the written consent of the Holder of each Note at the time outstanding affected thereby, no such amendment or waiver shall be effective which will reduce the scope of the guaranty set forth in this Guaranty or amend the requirements of Sections 2, 3 or 4 hereof or amend this Section 10.  No such amendment or waiver shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon.

(b)     The Guarantor will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.   The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c)     The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d)     Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Guarantor.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder.  As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e)     Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by the Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

Essex Property Trust, Inc.	Parent Guaranty

Section 11.            Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(1)     if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications on Schedule A to the Note Purchase Agreement or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Guarantor or the Company in writing,

(2)     if to any other Holder, to such Holder at such address as such Holder shall have specified to the Guarantor or the Company in writing, or

(3)     if to the Guarantor, to the Guarantor at 925 East Meadow Drive, Palo Alto, CA 94303, to the attention of Mark Mikl, Jordan Ritter and Michael Dance, or at such other address as the Guarantor shall have specified to the Holders in writing.

Notices under this Section 11 will be deemed given only when actually received.

Section 12.            Proceeds.

Each beneficiary of this Guaranty by its execution and acceptance hereof agrees that any proceeds recovered hereunder will be shared pro rata among each beneficiary hereunder.

Section 13.            Miscellaneous.

(a)     No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)     The Guarantor will pay all sums becoming due under this Guaranty to any Holder by the method and at the address specified for such Holder in the Note Purchase Agreement, or by such other method or at such other address as such Holder shall have from time to time specified to the Guarantor in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

Essex Property Trust, Inc.	Parent Guaranty

(c)   Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)   This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, so long as its Notes remain outstanding and unpaid.

(e)   This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Essex Property Trust, Inc.	Parent Guaranty

In Witness Whereof, the undersigned has caused this Parent Guaranty to be duly executed by an authorized representative as of the date first written above.

Essex Property Trust, Inc.

By
Name: Mark J. Mikl
Title: Senior Vice President

Form of Affiliate Guaranty

Exhibit 2.3(a)
(to Note Purchase Agreement)

Guaranty Agreement

Dated as of March 31, 2011

Re:      $150,000,000 4.36% Senior Guaranteed Notes, due March 31, 2016
of
Essex Portfolio, L.P.

Exhibit 2.3(a)
(to Note Purchase Agreements)

(Not a part of the Agreement)

-i-

Guaranty Agreement

4.36% Senior Guaranteed Notes, due March 31, 2016
of
Essex Portfolio, L.P.

This Guaranty Agreement dated as of March 31, 2011 (the or this "Guaranty") is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a "Guaranty Supplement") (which parties are hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors").

Recitals

A.     Each Guarantor is a direct or indirect subsidiary of Essex Portfolio, L.P., a California limited partnership (the "Company").

B.     The Company has entered into that certain Note Purchase Agreement dated as of March 31, 2011 (the "Note Purchase Agreement") among the Company, Essex Property Trust, Inc., a Maryland corporation (the "Parent Guarantor") and each of the purchasers named on Schedule A thereto (the "Purchasers"; the Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), the "Holders"), providing for, inter alia, the issue and sale by the Company to the Purchasers of $150,000,000 aggregate principal amount of its 4.36% Senior Guaranteed Notes, due March 31, 2016 (the "Notes").

C.     The Purchasers have required as a condition to their purchase of the Notes that the Company cause each of the undersigned to enter into this Guaranty and to cause each Subsidiary (as defined in the Note Purchase Agreement) which at any time and from time to time is required under Section 9.7 of the Note Purchase Agreement to enter into an Affiliate Guaranty (as defined in the Note Purchase Agreement) to enter into a Guaranty Supplement, in each case as security for the Notes, and the Company has agreed to cause each of the undersigned to execute this Guaranty and to cause such Subsidiaries to execute a Guaranty Supplement, in each case in order to induce the Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds for direct and indirect investments in real estate and for general partnership purposes, including the repayment of debt and the funding of development and redevelopment activities.

D.     Each of the Guarantors will derive substantial direct and indirect benefit from the sale of the Notes to the Purchasers.

F.     Pursuant to a Parent Guaranty that is substantially similar to this Guaranty, the Parent Guarantor has unconditionally guaranteed the Notes.  The Parent Guarantor, together with the Affiliate Guarantors, are sometimes hereinafter referred to as the "other Guarantors."

Now, therefore, as required by Section 2.3 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

Section 1.              Definitions.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

Section 2.              Guaranty of Notes and Note Purchase Agreement.

(a)     Subject to the limitation set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders:  (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including attorneys' fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or Note Purchase Agreement or any of the terms thereof or any other like circumstance or circumstances.

(b)     The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

Section 3.              Guaranty of Payment and Performance.

This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy.  Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy.  The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them individually and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them other than as a result of discharge and release as provided in Section 2.3(b) of the Note Purchase Agreement.

Section 4.              General Provisions Relating to the Guaranty.

(a)Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability or obligations of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1)     extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

(2)     sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes; or

(3)     settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Indebtedness, liability or obligation of the Company on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b)     Each Guarantor hereby waives, to the fullest extent permitted by law:

(1)     notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2)     demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

(3)     presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)     The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect until the entire principal, interest and premium, if any, on the Notes and all other sums due pursuant to Section 2 shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantors:

(1)     the validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantors or any other Person on or in respect of the Notes or under the Note Purchase Agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or of any other Guarantors to execute and deliver this Guaranty or any other agreement or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

(2)     any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement or this Guaranty; or

(3)     any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantor or any other Person or in respect of the property of the Company, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantor or any other Person; or

(4)     impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement or this Guaranty; or

(5)     in respect of the Company, any other Guarantors or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantors or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantors or any other Person and whether or not of the kind hereinbefore specified; or

(6)     any attachment, claim, demand, charge, Encumbrance, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Encumbrances of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)     any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(8)     the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)     any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement or this Guaranty or failure to resort for payment to the Company, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Encumbrances or other rights or remedies; or

(10)     the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11)     any merger or consolidation of the Company, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any other Guarantor or any other Person; or

(12)     any defense whatsoever that:  (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes or the Note Purchase Agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(13)     any act or failure to act with regard to the Notes, the Note Purchase Agreement or this Guaranty or anything which might vary the risk of any Guarantor or any other Person; or

(14)     any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time.  Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)     All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the valid and legal transfer of such Note pursuant to the Note Purchase Agreement whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

(e)     To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full.  If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f)     To the extent of any payments made under this Guaranty, each Guarantor making such payment shall have a right of contribution from the other Guarantors, but such Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the Holders for which full payment has not been made or provided for and, to that end, such Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under the Note Purchase Agreement have been fully and irrevocably paid and discharged.

(g)     Each Guarantor agrees that to the extent the Company, any other Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors' obligations hereunder, as if said payment had not been made.  The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(h)     No Holder shall be under any obligation:  (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors' burden, any right to which each Guarantor hereby expressly waives.

(i)     The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Indebtedness of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

Section 5.              Representations and Warranties of the Guarantors.

Each Guarantor represents and warrants to each Holder that:

(a)     Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the validity or enforceability of this Guaranty.  Such Guarantor has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b)     This Guaranty has been duly authorized by all necessary legal action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)     The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Encumbrance in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Guarantor or any of its subsidiaries.

(d)     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(e)     Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.  Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due.  Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty.  Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

Section 6.              Guarantor Covenants.

Section 6.1. Note Purchase Agreement Covenants.  From and after the date of issuance of the Notes by the Company and continuing so long as any amount remains unpaid thereon each Guarantor agrees to comply with the terms and provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of the Note Purchase Agreement, insofar as such provisions apply to such Guarantor, as if said Sections were set forth herein in full.

Section 6.2. Guaranty to Rank Pari Passu.  This Guaranty and all other obligations under this Guaranty of the Guarantors are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Indebtedness (actual or contingent) of the Guarantors which is not expressed to be subordinate or junior in rank to any other unsecured Senior Indebtedness of the Guarantors.

Section 7.              [Reserved].

Section 8.              Governing Law.

(a)   This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(b)     Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating solely to this Guaranty.  To the fullest extent permitted by applicable law, such Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)     Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8 solely by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 11 or at such other address of which such Holder shall then have been notified pursuant to said Section.  Such Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)     Nothing in this Section 8 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against such Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)     The parties hereto hereby waive trial by jury in any action brought on or with respect to this Guaranty, the notes or any other document executed in connection herewith or therewith.

(f)     Each Guarantor hereby irrevocably appoints the Company to receive for it, and on its behalf, service of process in the United States.

Section 9.              [Reserved].

Section 10.            Amendments, Waivers and Consents.

(a)     This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders.

(b)     The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c)     The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d)     Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Guarantors.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder.  As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e)     Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

Section 11.            Notices; English Language.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(1)     if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to any Guarantor or the Company in writing,

(2)     if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

(3)     if to any Guarantor, to such Guarantor at 925 East Meadow Drive, Palo Alto, CA 94303, to the attention of Mark Mikl, Jordan Ritter and Michael Dance, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 11 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Guaranty shall be in English or accompanied by an English translation thereof.

Section 12.            Miscellaneous.

(a)     No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)     The Guarantors will pay all sums becoming due under this Guaranty to any Holder by the method and at the address specified for such Holder in the Note Purchase Agreement, or by such other method or at such other address as such Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c)     Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)     If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e)     This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

(f)     This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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In Witness Whereof, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of the date first written above.

Essex Berkeley 4th Street, L.P., a California limited partnership
Essex Bluffs, L.P., a California Limited Partnership, a California limited partnership
Essex Bridle Trails, L.P., a California Limited Partnership, a California limited partnership
Essex Chestnut Apartments, L.P., a California limited partnership
Essex Columbus, L.P., a California limited partnership
Essex Euclid, L.P., a California limited partnership
Essex Glenbrook, L.P., a California limited partnership
Essex Park Boulevard, L.P., a California limited partnership
Essex Jaysac Tasman, L.P., a California limited partnership
By:	Essex SPE, LLC, a Delaware limited liability company, its general partner
	By:	Essex Portfolio, L.P., a California limited partnership, its sole member
		By:	Essex Property Trust, Inc., a Maryland corporation, its general partner

By
Name: Mark J. Mikl
Title: Senior Vice President

Essex Marina City Club, L.P., a California limited partnership

By:	Essex MCC, LLC, a Delaware limited liability company, its general partner

	By:	Essex Portfolio, L.P., a California limited partnership, its sole member

	By:	Essex Property Trust, Inc., a Maryland corporation, its general partner

By
Name: Mark J. Mikl
Title: Senior Vice President

Essex Sunpointe Ltd., a California Limited Partnership, a California limited partnership

JMS Acquisition LLC, a Delaware limited liability company

By:	Essex Portfolio, L.P., a California limited partnership, its general partner

	By:	Essex Property Trust, Inc., a Maryland corporation, its general partner

By
Name: Mark J. Mikl
Title: Senior Vice President

Essex Tracy Development, Inc., a California corporation

By
Name:
Title:

Newport Beach North LLC, a Delaware limited liability company

By:
Essex Portfolio, L.P., a California limited partnership, as the holder of a majority in interest of the Ownership Percentages of the Members (as such terms are defined in Section 8.1 of the Amended and Restated Limited Liability Company Operating Agreement of Newport Beach North LLC) of Newport Beach North LLC

	By:	Essex Property Trust, Inc., a Maryland corporation, its general partner

By
Name: Mark J. Mikl
Title: Senior Vice President

Essex View Pointe, LLC, a Delaware limited liability company

By:	Essex Fidelity I Corporation, a California corporation, its sole member

By
Name: Mark J. Mikl
Title: Senior Vice President

Accepted and Agreed:

Essex Portfolio, L.P., a California limited partnership

By:	Essex Property Trust, Inc., a Maryland corporation, its general partner

By
Name: Mark J. Mikl
Title: Senior Vice President

Essex Property Trust, Inc., a Maryland corporation

By
Name: Mark J. Mikl
Title: Senior Vice President

Guaranty Supplement

To the Holders of the Notes, (as hereinafter
defined) of Essex Portfolio, L.P. (the
"Company")

Ladies and Gentlemen:

Whereas, in order to refinance certain debt and for general corporate purposes, the Company issued $150,000,000 aggregate principal amount of its 4.36% Senior Guaranteed Notes, due March 31, 2016 (the "Notes") pursuant to that certain Note Purchase Agreement dated as of March 31, 2011 (the "Note Purchase Agreement") among the Company, Essex Property Trust, Inc., a Maryland corporation (the "Parent Guarantor") and each of the purchasers named on Schedule A thereto (the "Purchasers").

Whereas, as a condition precedent to their purchase of the Notes, the Purchasers required that certain subsidiaries of the Company enter into a Guaranty Agreement as security for the Notes (the "Guaranty").

Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has agreed to cause the undersigned, ______________, a ______________ organized under the laws of _______________ (the "Additional Guarantor"), to join in the Guaranty.  In accordance with the requirements of the Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.

The undersigned is the duly elected ______________ of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you.  The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.

Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above.  Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated:  _________________, _____.

[Name of Additional Guarantor]

By

Its

Form of Opinion of Counsel
to the Company, the Parent Guarantor and the Affiliate Guarantors

The closing opinions of Baker & McKenzie LLP, independent counsel for the Company, the Parent Guarantor and the Affiliate Guarantors, and Jordan E. Ritter, Esq., general counsel for the Company and the Parent Guarantor, which is called for by Section 4.4(a) of the Agreement, shall be dated the date of the Closing and addressed to Purchasers, shall be satisfactory in scope and form to Purchasers and shall be to the effect, collectively, that:

1.The Company is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of California, has the corporate power and the legal authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full legal power and the legal authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign limited partnership in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

2.The Parent Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Maryland, has the corporate and the corporate authority to execute and perform the Note Purchase Agreement and the Parent Guaranty and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

3.Each Affiliate Guarantor is a corporation or other legal entity, duly organized, validly existing and in good standing under the laws of its state of orgnization, has the corporate or other legal power and authority to execute and perform the Affiliate Guaranty and has the full corporate or other legal power and authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

4.The Note Purchase Agreement has been duly authorized by all necessary legal action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

5.The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, has been duly executed and delivered by the Parent Guarantor and constitutes the legal, valid and binding contracts of the Parent Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

Exhibit 4.4(a)
(to Note Purchase Agreement)

6.The Notes have been duly authorized by all necessary legal action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

7.The Parent Guaranty has been duly authorized by all necessary corporate action on the part of the Parent Guarantor, has been duly executed and delivered by the Parent Guarantor and constitutes the legal, valid and binding contract of the Parent Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

8.The Affiliate Guaranty has been duly authorized by all necessary corporate or other legal action on the part of each Affiliate Guarantor, has been duly executed and delivered by each Affiliate Guarantor and constitutes the legal, valid and binding contract of each Affiliate Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

9.No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Note Purchase Agreement, the Parent Guaranty, the Affiliate Guaranty or the Notes.

10.The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the [charter documents] of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound or any Federal, state or local law.

11.The execution, delivery and performance by the Parent Guarantor of the Note Purchase Agreement and the Parent Guaranty do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Parent Guarantor pursuant to the provisions of the [Certificate/Articles] of Incorporation of the Parent Guarantor or any agreement or other instrument known to such counsel to which of the Parent Guarantor is a party or by which of the Parent Guarantor may be bound or any Federal, state or local law.

12.The execution, delivery and performance by each Affiliate Guarantor of the Affiliate Guaranty do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of such Affiliate Guarantor pursuant to the provisions of the [charter documents] of such Affiliate Guarantor or any agreement or other instrument known to such counsel to which of such Affiliate Guarantor is a party or by which of such Affiliate Guarantor may be bound or any Federal, state or local law.

13.The issuance, sale and delivery of the Notes and the delivery of the Parent Guaranty and the Affiliate Guaranty under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes, the Parent Guaranty or the Affiliate Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

14.The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

15.The Company is not an "investment company" or, to the knowledge of such counsel, a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

16.The Parent Guarantor is not an "investment company" or, to the knowledge of such counsel,  a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

17.No Affiliate Guarantor is an "investment company" or, to the knowledge of such counsel,  a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

18.There is no litigation pending or, to the best knowledge of such counsel, threatened which (a) individually do not in any manner draw into question the validity of the Note Purchase Agreement, The Parent Guaranty, the Affiliate Guaranty or the Notes and (b) in the aggregate, if adversely determined, could not be reasonably expected to have a Material Adverse Effect.

The opinions of Baker & McKenzie LLP and Jordan E. Ritter, Esq. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.  With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company, the Parent Guarantor and the Affiliate Guarantors.

Purchasers, together with subsequent holders of the Notes, may rely on the opinions of Baker & McKenzie LLP and Jordan E. Ritter, Esq.

Form of Opinion of Counsel

The opinion of ___________________, counsel for the [Subsidiary/Affiliate Guarantor], which is called for by Section 9.7 of the Note Purchase Agreement, shall be addressed to the holders of the Notes and shall be to the effect that:

1.The Subsidiary is a _________, duly _________, validly existing and in good standing under the laws of the State of ____________, has the power and the authority to execute and perform the Affiliate Guaranty.

2.The Affiliate Guaranty has been duly authorized by all necessary legal action on the part of the Subsidiary, has been duly executed and delivered by the Subsidiary and constitutes the legal, valid and binding contract of the Subsidiary enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

3.No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution, delivery and performance of the Affiliate Guaranty.

4.The execution, delivery and performance by the Subsidiary of the Affiliate Guaranty do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Subsidiary pursuant to the provisions of the [formation documents] of the Subsidiary or any agreement or other instrument known to such counsel to which the Subsidiary is a party or by which the Subsidiary may be bound or any Federal or state  law.

 With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Subsidiary.  The holders of the Notes, together with subsequent holders of the Notes, may rely on the opinion of ________________.

Exhibit 9.7
(to Note Purchase Agreement)

Form of Paying Agent Agreement

Exhibit 13
(to Note Purchase Agreement)

PAYING AGENT AGREEMENT

This PAYING AGENT AGREEMENT is executed and entered into as of  March 31, 2011 (this "Agreement "), by and between UNION BANK, N.A., a national banking association (the "Agent"), and ESSEX PORTFOLIO, L.P. (the "Company");

WITNESSETH:

WHEREAS, the Company is issuing its 4.36% Senior Guaranteed Notes, Due March 31, 2016 (the "Notes") pursuant to the Note Purchase Agreement dated as of March 31, 2011 (as the same may be amended or otherwise modified and in effect from time to time, the "Note Purchase Agreement") among the Company, Essex Property Trust, Inc. and the purchasers of the Notes parties thereto (the "Initial Purchasers"), a copy of which is attached hereto as the Exhibit hereto; and

WHEREAS, the Company has requested the Agent to serve as the "Paying Agent" referred to in the Note Purchase Agreement and "Registrar" referred to in the Note Purchase Agreement for the Notes and the holders of the Notes and in such roles to provide the services (the "Services") specified in the Schedule of Services attached hereto (the "Schedule", which is an integral part of this Agreement) on the terms provided for therein and in this Agreement and in accordance with the requirements of the Note Purchase Agreement; and

WHEREAS, in consideration of the execution and entering into of this Agreement, the Agent has agreed so to provide the Services.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND OF THE MUTUAL AGREEMENTS AND COVENANTS CONTAINED HEREIN AND FOR OTHER VALUABLE CONSIDERATION, THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS:

ARTICLE I
CONCERNING THE AGENT

Section 1.1Employment and Duties of the Agent.  The Company hereby appoints and employs the Agent to perform the Services as specified in the Schedule in accordance with the provisions thereof and of this Agreement and of the requirements of the Note Purchase Agreement, and the Agent accepts such appointment and undertakes so to perform the Services.

Section 1.2     Compensation and Indemnification of the Agent.  The Company shall pay the Agent compensation for the Services as specified under "Compensation" in the Schedule and shall reimburse the Agent for all its advances and expenditures hereunder including but not limited to advances to and fees and expenses of accountants, agents, appraisers, consultants, counsel, or other experts employed by it in the observance and performance of the Services hereunder.  Any provision hereof to the contrary notwithstanding, if the Company fails to make any payment properly due the Agent hereunder, the Agent may reimburse itself from any surplus moneys on hand in any fund or account which are not otherwise pledged or required for any payments to the holders of the Notes.

To the extent it may lawfully to do so, the Company agrees to indemnify the Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or willful misconduct on the part of the Agent, arising out of or in connection with the Agent's exercise or performance of its rights or duties hereunder, as well as the costs and expenses of defending itself against any claim, action, suit, or liability in accordance with the exercise or performance of any of its powers or duties hereunder.

Section 1.3Protection of the Agent

(a)The Agent shall be protected and shall incur no liability in acting or proceeding in good faith upon any affidavit, bond, certificate, consent, notice, request, requisition, resolution, statement, telegram, voucher, waiver, or other paper or document which it shall in good faith believe to be genuine and to have been adopted, executed, or delivered by the proper party or pursuant to any of the provisions hereof, and the Agent shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. The Agent may consult with counsel, who may be counsel to the Company, with regard to legal questions arising hereunder, and the opinion of such counsel shall be full and complete authorization and protection in respect to any action taken or suffered by it hereunder in good faith in accordance therewith.

(b)Whenever in the observance or performance of its rights and obligations hereunder the Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein  specifically prescribed) may be deemed to be conclusively proved and established by a certificate of the Company, and such certificate shall be full warrant to the Agent for any action taken or suffered under the provisions hereof upon the faith thereof, but in its discretion the Agent may, in lieu thereof, accept other evidence of such matter or may require such additional evidence as to it may seem reasonable, and the Agent shall not be responsible for any loss or damage resulting from any action or inaction taken or not taken, as the case may be, in good faith in reliance upon such certificate or other evidence.

(c)The Agent shall not be responsible for any recital herein or in the Note Purchase Agreement or the Notes, or for the validity of the execution by the Company of the Note Purchase Agreement or the Notes.  The Agent shall have no obligation to perform any of the duties of the Company under the Note Purchase Agreement or Notes except to the extent that this Agreement provides for performance of any such obligation on behalf of the Company.

(d)Any right to do things enumerated in this Agreement as a permissive right of the Agent shall not be construed as a duty, and the Agent shall not be answerable for other than its negligence or willful default in exercising any such right.

(e)The Agent shall not be required to give any bond or surety in respect of the execution of this Agreement or otherwise in respect of the premises.

(f)No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

ARTICLE II
MISCELLANEOUS

Section 2.1Article and Section Headings, Gender and References.  The headings or titles of the several articles and sections hereof shall be solely for convenience of reference and shall not affect the meaning, construction, or effect hereof, and words of any gender shall be deemed and construed to include all genders.  All references herein to "Articles," "Sections," and other subsections or paragraphs are to the corresponding articles, sections, subsections, or paragraphs hereof; and the words "hereby," "herein," "hereof," "hereto," "herewith," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular article, section, subsection, or paragraph hereof.

Section 2.2Partial Invalidity.  If any one or more of the conditions, covenants, or terms contained herein or required herein to be observed or performed by or on the part of the Company or the Agent shall be contrary to law, then such condition or conditions, such covenant or covenants, or such term or terms shall be null and void and shall be deemed separable from the remaining conditions, covenants, and terms hereof.

Section 2.3Amendments.  This Agreement may be amended by a writing executed by both the Company and the Agent.

Section 2.4California Law.  This Agreement shall be construed and governed in accordance with the laws of the State of California.

Section 2.5Notices.  All notices to be given hereunder shall be in writing and given by U.S. Mail, courier providing receipt of delivery or by facsimile transmission to the party entitled thereto at its address set forth below, or at such other address as such party may provide to the other parties hereinafter listed in writing from time to time, namely:

If to the Paying Agent:

Union Bank, N.A.
350 California Street, 11th Floor
San Francisco, California 94104
Attention:  Corporate Trust Division
Telephone Number:  415-273-2515
Fax:  (415) 273-2518

If to the Company:

Essex Portfolio, L.P.
925 East Meadow Drive
Palo Alto, CA 94303
Attention: Mark Mikl, Jordan Ritter and Michael Dance
Fax: (650) 843-1514

Section 2.6Effective Date; Term.  This Agreement shall become effective upon the date first above written.  This Agreement shall terminate when the principal of the Notes and all other amounts payable theron shall have been paid in full; provided, however, that the Company may terminate this Agreement at its sole option upon not less than 10 days' prior notice of the effective date of such termination to the Agent.

Section 2.7Execution in Counterparts.  The Agreement may be executed and entered into in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and entered into the Agreement by their officers thereunto duly authorized as of the day and year first above written.

UNION BANK, N.A.,	ESSEX PORTFOLIO, L.P.
as Agent	By Essex Property Trust, Inc.,
its General Partner

By:	By:
Authorized Signatory	Mark J. Mikl

4

SCHEDULE OF SERVICES
to
Paying Agency Agreement dated as of March 31, 2011 between Union Bank, N.A and Essex Portfolio, L.P.

Terms used in this Schedule that are defined in the Note Purchase Agreement and not otherwise defined in this Schedule are used herein as defined in the Note Purchase Agreement.

A.Registrar Services

1.In its capacity as the "Registrar" referred to in the Note Purchase Agreement (in such capacity the "Registrar") the Agent shall maintain in relation to the Notes a register (the "Register"), which shall be kept at its address (the "Register Office") that is either (i) the address set forth in Section 13.4 of the Note Purchase Agreement or (ii) such other address notice of which the Company has confirmed in writing has been notified to the holders of the Notes pursuant to Section 13.4 of the Note Purchase Agreement.  The Register shall be made available by the Registrar to the Company for inspection and for the taking of copies or extracts therefrom at all reasonable times.

2.The name and address of each holder of one or more Notes (which, in the case of the Initial Purchasers shall be their addresses set forth in Schedule A to the Note Purchase Agreement and, in the case of any holder of the Notes shall be such address as shall otherwise have been specified by such Holder pursuant to Section 18 of the Note Purchase Agreement, notice of which the Company shall provide to the Paying Agent), each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in the Register.  Subject to confirmation from the Company that such requesting holder is an Institutional Investor, the Registrar to give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

3.Upon surrender of any Note at the Register Office for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver to the Registrar, and the Registrar shall then deliver, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request (and as shall have been notified to the Company or the Registrar pursuant to Section 18 of the Note Purchase Agreement) and shall be substantially in the form of Exhibit 1 to the Note Purchase Agreement.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Registrar may (and shall at the Company's request) require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.

4.Upon receipt by the Registrar of evidence that the Company has confirmed to the Registrar is reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity that the Company has confirmed to the Registrar is reasonably satisfactory to the Company (provided that if the holder of such  Note is, or is a nominee for, an Initial Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter,

the Company shall execute deliver to the Registrar, and the Registrar shall then deliver to the holder of such lost, stolen, destroyed or mutilated Note, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

5.The Registrar shall promptly deliver to the Company any Note surrendered to it and cancelled or required to be cancelled hereunder.

6.The Registrar shall otherwise take such actions as the Company shall reasonably request as necessary or desirable to comply with the requirements of the Note Purchase Agreement and the Notes in respect of registration and transfer of the Notes and issuance and delivery of replacement Notes.

B.Paying Agency Services

1.In its capacity as the "Paying Agent" referred to in the Note Purchase Agreement (in such capacity the "Paying Agent") the Agent shall on behalf of the Company make payments of sums becoming due on the Notes for principal, Make-Whole Amount, if any and interest as specified herein.

2.The Company shall cause each amount payable in respect of any such sums to be paid in immediately available funds not later than Noon (New York time) on the date such sum is to be paid on the Notes, to the following account maintained by the Paying Agent or such other account as the Company and the Paying Agent shall have agreed shall be used for such purpose (the "Payment Account"):

For Credit To: Essex Paying Agency
Attention: Douglas Schlafer
Union Bank, N.A.
Monterey Park, CA 91755

3.Not later than Noon (New York time) on any date on which any sum of principal, Make-Whole Amount or interest is due on any Note, the Company shall notify the Paying Agent of the amount of such sum and of the Note, and holder thereof, on which such sum is due.  Subject to the Paying Agent's prior receipt of funds in the amount of such sum as specified in paragraph 1 above, on the due date so specified for payment of such sum, the Paying Agent shall pay such sum to the holder so specified by the Company by the method and at the address specified for such purpose below such holder's name in Schedule A to the Note Purchase Agreement or by such other method or at such other address as the Company shall have notified the Paying Agent such holder has specified to the Company in writing for such purpose.  Such payment shall be made without the presentation or surrender of such Note or the making of any notation thereon.

4.The Paying Agent shall maintain a ledger of all sums paid by it on the Notes and in the case of each such payment of (i) the nature thereof (whether principal, Make-Whole Amount or interest), (ii) the date thereof, (iii) the Note on which such sum was paid, (iv) the holder of such Note and (v) the manner and address or account to which such sum was paid.  Such ledger shall be made available by the Paying Agent to the Company for inspection and for the taking of copies or extracts therefrom at all reasonable times.

5.In the event that any funds paid by the Company to the Payment Account have not been distributed by the Paying Agent for payment on account of the Notes by the close of business on the date specified by the Company for such payment, such funds shall be returned to the Company, in immediately available funds, at the account specified below or such other account as the Company shall have specified to the Paying Agent:

For Credit To:	Essex Portfolio, L.P.
Attention:	Mike Dance
Bank Name:	Wells Fargo Bank
Bank Location:	420 Montgomery Street
San Francisco, California 94104

In any event upon expiration of the term or termination of this Agreement, the Paying Agent shall transfer to the Company, in immediately available funds and to the account referred to above, all funds then held by the Paying Agent in the Payment Account.

6.The Paying Agent shall otherwise take such actions as the Company shall reasonably request as necessary or desirable to comply with the requirements of the Note Purchase Agreement and the Notes in respect of payments of sums from time to time due on the Notes.

C. Compensation

The Company shall pay to the Agent (i) an acceptance fee of $1,000, payable on the date of this Agreement and (ii) an annual fee of $3,000, payable as specified in the attached Schedule of Fees for Trustee, Paying Agent and Registrar Services (the "Fee Schedule"), in the case of the first payment of such annual fee. Thereafter, such annual fee shall be payable on the second anniversary of the date of this Agreement and on each subsequent anniversary of the date of this Agreement during the term hereof; provided, that if this Agreement is terminated or its term otherwise expires after the first anniversary of the date of this Agreement other than on an anniversary of the date of this Agreement, the Company shall pay to the Agent a pro rated portion of such annual fee based on the number of days accrued in the period of the year then accrued since the immediately prior anniversary of the date of this Agreement. The Company shall also pay to the Agent such charges as are specified under "Transaction Charges" in the Fee Schedule.

EXHIBIT
to
Paying Agency Agreement dated as of March 31, 2011 between Union Bank, N.A and Essex Portfolio, L.P.

Copy of Note Purchase Agreement

See attached.